AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


                                  by and among:


                 Advanced Remote Communications Solutions, Inc.,
                            a California corporation;

                  Innovative Communications Technologies, Inc.,
                           a Maryland corporation; and


                  Innovative Communications Technologies, Inc.,
                             a Delaware corporation

                             and the Shareholders of
                  Innovative Communications Technologies, Inc.,
                             a Maryland corporation
























                           Dated as of August 1, 1999

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION



         THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION (this "Agreement") is entered into effective as of August 1, 1999 (the "Effective Date"), by and among Advanced Remote Communications Solutions, Inc., a California corporation ("ARCOMS"), Innovative Communications Technologies, Inc., a Maryland corporation ("ICTI"), Innovative Communications Technologies, Inc., a Delaware corporation ("Merger Sub"), and all the Shareholders of ICTI as reflected on the Schedule of Shareholders (the "Shareholders Schedule") attached as Exhibit "A" (collectively, the "Shareholders"). Certain other capitalized terms used in this Agreement are defined in the Schedule attached as Exhibit "B" (the "Definitions Schedule").

                                    RECITALS

         A. The Shareholders own all issued and outstanding shares of capital stock of ICTI (the "ICTI Shares").

         B. Under the terms and subject to the conditions of this Agreement, ARCOMS, Merger Sub, ICTI and the Shareholders intend to enter into a business combination transaction such that ICTI merges with and into Merger Sub, a wholly-owned subsidiary of ARCOMS.

         C. The respective Boards of Directors of ICTI and ARCOMS (i) have determined that the Merger (as defined in Section 1.2 below) is consistent with, and in furtherance of, their respective long-term business strategies and fair to, and in the best interest of, their respective stockholders and (ii) have approved this Agreement, the Merger and the other Contemplated Transactions.

         D. The Board of Directors of Merger Sub has approved this Agreement, the Merger and the other Contemplated Transactions.

         E. The Parties to this Agreement intend, by executing this Agreement to adopt a "plan of reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         F. The Parties desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Contemplated Transactions.


                                    AGREEMENT

         1.  The Merger.

                  1.1. Effective Date; Closing. The closing of the Merger of ICTI with and into Merger Sub as provided for in this Agreement (the "Closing") shall take place at the office of ARCOMS' counsel, Solomon Ward Seidenwurm & Smith, LLP, 401 B Street, Suite 1200, San Diego, California, concurrently with the execution of this Agreement (the "Closing Date"). As between the Parties, risk of loss and the benefits of ownership of the Merger Consideration shall be transferred as of the Effective Date, notwithstanding any delay in completing the ministerial act of filing the Certificate of Merger as contemplated in
Section 1.3 below.

                  1.2. The Merger. As of the Closing and subject to and upon the terms and conditions of this Agreement and the provisions of applicable law, ICTI shall be merged with and into Merger Sub (the "Merger"), the separate corporate existence of ICTI shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is sometimes referred to in this Agreement as the "Surviving Corporation."

                  1.3. Filing of Certificate. Subject to the provisions of this Agreement, the Parties shall cause the Merger to be completed by filing a Certificate of Merger of Innovative Communications Technologies, Inc., a Delaware corporation and Innovative Communication Technologies, Inc., a Maryland corporation with the Secretary of State of the States of California, Maryland and Delaware, in accordance with applicable law in the form attached as Exhibit "C" (the "Certificate of Merger").

                  1.4. Effect of the Merger. At the Effective Date, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of California, Maryland and Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date all the property, rights, privileges, powers and franchises of ICTI shall vest in the Surviving Corporation, and all debts, liabilities and duties of ICTI shall become the debts, liabilities and duties of the Surviving Corporation.

                  1.5.  Articles of Incorporation; Bylaws.

                           (a)  As of the Closing, the Certificate of
Incorporation of Merger Sub, as in effect immediately prior to the Closing, shall be the Certificate of Incorporation of the Surviving Corporation.

                           (b) As of the  Closing,  the Bylaws of Merger Sub, as
in effect immediately prior to the Closing, shall be the Bylaws of the Surviving Corporation until thereafter amended.

                  1.6. Officers and Directors. The officers and directors of the Surviving Corporation as of the Closing are listed on the schedule attached as Exhibit "D" (the "Schedule of Surviving Corporation's Officers and Directors").

                  1.7. Effect on Capital Stock. As of the Effective Date, by virtue of the Merger and without any action on the part of Merger Sub, ICTI or the Shareholders, each share of common stock of ICTI issued and outstanding immediately prior to the Effective Date will be automatically converted into the right to receive a pro rata portion of the Merger Consideration in accordance with the Shareholders Schedule (Exhibit "A").

                  1.8. Merger Consideration. The merger consideration payable by ARCOMS at the Closing shall be as follows (collectively, the "Merger Consideration"):

                           (a)      The amount of One Million Five Hundred
Thousand Dollars ($1,500,000.00) in immediately available funds by certified check or bank wired funds payable to the Shareholders in accordance with the Shareholders Schedule (Exhibit "A").

                           (b) Negotiable Promissory Notes executed by ARCOMS in
the aggregate principal amount of Five Hundred
Thousand Dollars ($500,000.00), accruing simple interest from the Closing Date calculated at a rate of 7.5% per annum, due and payable in full on or before January 31, 2000 in immediately available funds by certified check or bank wired funds, payable to the Shareholders in accordance with the Shareholders Schedule (Exhibit "A") and otherwise in the form of attached Exhibit "E1" (the "Negotiable Promissory Notes").

                           (c)  Non-Negotiable   Promissory  Notes  (i)  in  the
aggregate principal amount of One Hundred Thousand
Dollars ($100,000.00) accruing simple interest from the Closing Date calculated at a rate of 7.5% per annum, due and payable in semi-annual installments of principal and accrued interest of Twenty Thousand Dollars ($20,000.00), commencing six (6) months after the Closing Date and every six (6) months thereafter, and payable in full within thirty-six (36) months after the Closing Date, and (ii) the aggregate principal amount not exceeding Four Hundred Thousand Dollars ($400,000), payable free of interest in installments equal to sixty-one percent (61%) of SIWF Net Revenues (as defined below) payable fifteen
(15) days after the last day of each month during which SIWF Net Revenues are actually received by Merger Sub. "SIWF Net Revenues" shall mean the net revenues actually received by Merger Sub on or before March 31, 2001 for the sale or licensing of ICTI's SIWF technology and calculated in accordance with GAAP.

If ARCOMS unreasonably prevents or obstructs the licensing or sales of SIWF technology, the licensing or sales prevented or obstructed shall be deemed to have been earned by Merger Sub. The then outstanding principal and interest of the Non-Negotiable Promissory Notes shall be due and payable to the Shareholders upon the sale of Merger Sub and/or ARCOMS. The Non-Negotiable Notes shall otherwise be in the form of attached Exhibit "E2" (the "Non-Negotiable Promissory Notes") and shall be delivered to the Shareholders in accordance with the Shareholders Schedule (Exhibit "A").

                           (d)      One Million Six Hundred Sixty Five Thousand
(1,665,000) shares of the common stock of ARCOMS (the "Consideration Shares") shall be delivered to the Shareholders in accordance with the Shareholders Schedule (Exhibit "A"). Two Hundred Thousand (200,000) Consideration Share shall be held in escrow by ARCOMS' counsel ("Escrow Shares") in accordance with Section 1.13.

                           (e)      Additional Merger Consideration. Within
ninety (90) days of the Closing, the Parties shall
mutually agree upon the amount of Shareholders Equity reflected on the ICTI balance sheet (prepared in accordance with GAAP consistent with the ICTI Financial Statements) as of the Closing Date (the "Shareholders Equity Amount"). Within 10 days of determination of the Shareholders Equity Amount: (a) ARCOMS shall pay the Shareholders in accordance with the Shareholders Schedule (Exhibit "A") 105% of the amount by which the Shareholders Equity Amount exceeds $500,000, or (b) the Shareholders, in the ratio reflected in the Shareholders Schedule (Exhibit "A"), shall pay to ARCOMS 105% of the amount by which the Shareholders Equity Amount is less than Five Hundred Thousand Dollars ($500,000). If the Parties are unable to agree upon the amount of the Shareholders Equity Amount within ninety (90) days of the Closing such amount shall be determined by an independent certified public accountant appointed jointly by the certified public accountants of ICTI and ARCOMS who shall each provide such documentation and information as may be necessary to enable such independent accountant to make a determination. Such independent accountant's determination of the Shareholders Equity Amount shall be final and binding on the Parties. If after negotiating for fifteen (15) days, the respective certified public accountants of ARCOMS and ICTI do not reach agreement on the appointment of an independent certified public accountant, then either Party may petition a presiding judge of the Superior Court of San Diego for the appointment of an independent certified public accountant. In the event of a dispute, such portion of the Additional Merger Consideration that is undisputed shall be paid to the Shareholders not later than one hundred (100) days after Closing. Any amount of Additional Merger Consideration that is not paid when due (including any disputed amount that is later determined to have been due pursuant to this Section 1.8(e)) shall accrue interest at a rate of 9% per annum until paid in full.

                  1.9. Consideration Shares. Each Certificate representing Consideration Shares shall include a legend in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, HYPOTHECATED OR TRANSFERRED UNLESS (i) SUCH SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION IS MADE (a) IN CONFORMITY WITH THE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 (the "Act"), OR
         (b) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN APPROPRIATE EXEMPTION FROM REGISTRATION, AND (ii) THE HOLDER OF THE SHARES DELIVERS TO ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC., A CALIFORNIA CORPORATION, A WRITTEN OPINION OF COUNSEL, REASONABLY
         ACCEPTABLE TO ARCOMS IN FORM AND SUBSTANCE, THAT SUCH SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE ACT."

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AS SET FORTH IN AN AGREEMENT OF MERGER AND PLAN OF REORGANIZATION BETWEEN ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC. AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

Such legend shall be included on the certificates representing Consideration Shares until such time as the shares are Registered by ARCOMS with the SEC in accordance with Section 9.2. Upon completion of Registration and issuance of an appropriate legal opinion, reasonably acceptable to ARCOMS, the certificates representing Consideration Shares shall be immediately re-issued by ARCOMS to Shareholders without such legend. If the Consideration Shares are registered pursuant to a registration statement filed for or on behalf of ARCOMS, then a separate legal opinion shall not be required.

Prior to Registration, the Shareholders shall cause any permitted transferee to agree to take and hold the Consideration Shares subject to the provisions and upon the conditions specified in this Section 1.9. Similar stop-transfer notices shall be entered on the stock transfer books of ARCOMS.

                  1.10. Surrender of Certificates; Delivery of Merger Consideration. At the Closing (a) the Shareholders shall deliver to ARCOMS the certificates representing all the ICTI Shares (the "Certificates") and the other documents identified in Section 6 herein, and (b) ARCOMS shall deliver to the Shareholders the Merger Consideration due at Closing in accordance with the Shareholders Schedule (Exhibit "A") and the items identified in Section 5 herein.

                  1.11. Tax Consequences. It is intended by each of the Parties that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code, and each of the Parties will use such Parties Commercially Reasonable Efforts to cause the Merger to be treated as such a reorganization. The Parties adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Each Party shall seek the advice of such Party's counsel or financial advisor regarding the ability of the Merger to qualify as such a reorganization.

                  1.12. Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ICTI that are represented to be owned by ICTI in
Section 2 of this Agreement as of the Closing Date, the Shareholders will, at the Shareholders' expense (but subject to the limitation set forth in Sections
7.4 and 7.5 of this Agreement), take all such lawful and necessary action. ARCOMS hereby unconditionally guarantees and shall cause Merger Sub to perform all of its covenants, obligations and indemnifications under this Agreement, the Transaction Documents and the Contemplated Transactions. The foregoing shall not apply to any pre-Closing obligations, including indemnity or contribution obligations, if any, of ICTI. Notwithstanding anything to the contrary contained in this Agreement, ARCOMS shall not guaranty or otherwise be responsible for any Damages or obligations of ICTI arising prior to the Closing.

                  1.13. Escrow at the Closing. At the Closing, the Shareholders shall deliver to ARCOMS' counsel Two Hundred Thousand (200,000) Consideration Shares, in the ratio of their respective interests as set forth in the Shareholders Schedule (Exhibit "A") (the "Escrow Shares"). The Escrow Shares shall be subject to ARCOMS right of set-off pursuant to Section 7.5(a). Subject to prior set-off by ARCOMS, commencing six (6) months after the Closing Date and every six (6) months thereafter, ARCOMS counsel shall return to Shareholders forty thousand (40,000) of the Escrow Shares in ratio of their respective interests as set forth in the Shareholders' Schedule (Exhibit "A"). On the Third Anniversary of the Closing, ARCOMS counsel shall deliver to Shareholders any remaining Escrow Shares in his possession.

         2. Representations and Warranties of ICTI and the Shareholders. Except as otherwise provided in the ICTI/Shareholders Disclosure Schedule, to be initialed by the Parties and delivered by the Shareholders at the Closing (the
"ICTI Disclosure Schedule"), ICTI and the Shareholders each, jointly and severally, represent and warrant to ARCOMS and Merger Sub as set forth below:

                  2.1. Organization. Except as otherwise provided in Part 1 of the ICTI Disclosure Schedule, ICTI is a corporation duly organized, validly existing and in good standing under the laws of State of Maryland and has corporate power and authority to carry on its business as it is now being conducted and as it is currently proposed to be conducted without having regard to this Agreement. ICTI is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business or properties makes such qualification necessary, except where the failure to qualify would not be Material to ICTI's Business.
Part 1.1 of the ICTI Disclosure Schedule contains a true and complete list of the locations of the current facilities of ICTI. Part 1.2 of the ICTI Disclosure Schedule contains a true and complete list of all jurisdictions in which ICTI currently employs any employees. Part 1.3 of the ICTI Disclosure Schedule contains a true and complete list of all jurisdictions in which ICTI is duly qualified to transact business as a foreign corporation. True and complete copies of the ICTI Organizational Documents, as in effect on the Effective Date hereof, have been provided to, ARCOMS or its Representatives.

                  2.2.  Capitalization.   Except as otherwise provided in Part 2
of the ICTI Disclosure Schedule:

                           (a)      The authorized capital stock of ICTI as of
the date of this Agreement consists of one thousand (1000) shares of common stock. As of the date of this Agreement, two hundred
(200) shares of common stock of ICTI stock are issued and outstanding and held of record exclusively by the Shareholders as set forth and identified in the Shareholders Schedule (Exhibit "A").

                           (b) All of the ICTI Shares have been duly  authorized
and are validly issued, fully paid and
nonassessable. ICTI does not have any other shares of its capital stock issued or outstanding and does not have any other outstanding subscriptions, options, warrants, rights or other Contracts obligating ICTI to issue shares of its capital stock or other securities. None of the ICTI Shares was issued in violation of applicable securities laws or any other Legal Requirement.

                           (c)      The ICTI Shares represent all of the issued
and outstanding shares in the capital of ICTI. The Shareholders are, and will be, on the Closing Date the record and beneficial owners and holders of the ICTI Shares, free and clear of any Encumbrance of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership. No legend or other reference to any purported claim or Encumbrance appears on any Certificate representing ICTI
Shares. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of ICTI to any Person including, without limitation, current or former employees of ICTI.

                  2.3. Power, Authority and Validity. Except as otherwise provided in Part 3 of the ICTI Disclosure Schedule:

                           (a) ICTI has the  corporate  power and  authority  to
enter into this Agreement and the other Transaction
Documents to which it is a party and to carry out its obligations hereunder and thereunder.

                           (b) Each  Shareholder has full power and authority to
enter into this Agreement and the other
Transaction Documents to which such Shareholder is a party and to carry out his obligations hereunder and thereunder.

                           (c) The execution and delivery of this  Agreement and
each of the Transaction Documents to which ICTI is a party and the consummation of the Contemplated Transactions have been duly authorized by the board of directors of ICTI, and no other corporate Proceedings are necessary to authorize this Agreement and the other Transaction Documents.

                           (d)      Neither the execution and delivery of this
Agreement and the other Transaction Documents and consummation of the Contemplated Transactions will as of the Closing Date directly or indirectly: (i) contravene, conflict with, or result in a violation of (A) any provision of ICTI's Organizational Documents; or (B) any resolution adopted by the Board of Directors or the Stockholders of ICTI; (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other right to challenge this Merger or the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which ICTI or Shareholders, or any of the assets owned or used by ICTI, may be subject; or (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by ICTI or that otherwise relates to ICTI's Business, or any of the assets owned or used by ICTI; (iv) cause ICTI to become subject to, or to become liable for the payment of, any Tax; (v) cause any of the assets owned by ICTI to be reassessed or revalued by any taxing authority or other Governmental Body; (vi) except as otherwise provided in Part 3 of the ICTI Disclosure Schedule, contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Applicable Contract; or (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by ICTI;

                           (e)  This  Agreement   constitutes,   and  the  other
Transaction Documents to which ICTI and/or each Shareholder is a party when executed and delivered by ICTI and/or such Shareholder, as the case may be, shall constitute, valid and binding obligations of ICTI, and/or such Shareholder enforceable in accordance with their respective terms, subject to the laws of insolvency and bankruptcy applicable to ICTI and general principles of equity; and

                           (f)      Except as set forth in Part 3 of the ICTI
Disclosure Schedule, neither the Shareholders nor ICTI is or will be required to give any notice or to obtain the consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

                  2.4.  Financial Statements.  Except as otherwise provided in
Part 4 of the ICTI Disclosure Schedule:

                           (a)      ARCOMS has received: (i) copies of ICTI's
reviewed balance sheet (including the notes thereto) as of June 30, 1999 and statement of income and retained earnings, statement of cash flows, notes to financial statements, attorney's response letters and auditor's cover letter for the nine-month period then ended (collectively, the "ICTI Interim Financials"); and (ii) the audited balance sheets (including the notes thereto) as of September 30, 1997 and September 30, 1998, and statement of income and retained earnings, statement of cash flows, notes to financial statements, attorney's response letters and auditor's cover letter for the one-year periods then-ended (collectively, the "ICTI Audited Financials"), all prepared by or for Argy, Wiltse & Robinson, P.C., independent Certified Public Accountants (the ICTI Interim Financials and the ICTI Audited Financials are collectively referred to herein as the "ICTI Financial Statements").

                           (b) The ICTI Financial Statements are complete and in
accordance with the books and records of ICTI and present fairly in all Material respects the financial position of ICTI as of their historical dates. The ICTI Audited Financials and, to the Knowledge of the ICTI and the Shareholders, the ICTI Interim Financial Statements, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except as set forth in any audit opinion or notes delivered with the ICTI Audited Financials and except as to year-end adjustments, which are not expected to have a Material Adverse Effect) applied on a basis consistent with all prior periods. Except and to the extent reflected or reserved against in the balance sheets made a part of the ICTI Audited Financials (including the notes thereto), ICTI does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required to be or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the ICTI Financial Statements are adequate in light of the contingencies with respect to which they are made. The statements of income and retained earnings and cash flow that are made a part of the ICTI Financial Statements, are in accordance with the books and records of ICTI and present fairly the results of operations, equity transactions and changes of ICTI for the periods indicated.

                           (c) ICTI has no debt, liability, or obligation of any
nature, whether accrued, absolute, contingent,
or otherwise, and whether due or to become due, that is not reflected or reserved against in the ICTI Interim Financials, except for those (i) that may have been incurred after June 30, 1999, (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto (except that ICTI has not established any reserves with respect to the costs and fees associated with this Agreement and the Contemplated Transactions), and (iii) that would not individually or in the aggregate have a Material Adverse Effect, except as provided in Part 21 of the ICTI Disclosure Schedule. All debts, liabilities, and obligations incurred after the date of the ICTI Financial Statements were incurred in the Ordinary Course of Business, and are usual and normal in amount, both individually and in the aggregate.

                           (d)      Part 4.1 of the ICTI Disclosure Schedule
sets forth an accurate and complete breakdown and aging of  all  accounts
receivable,   notes   receivable,   and  other   receivables
(collectively, the "Accounts Receivable") of ICTI as of June 30, 1999. Except as otherwise provided in Part 4.1 of the ICTI Disclosure Schedule, all existing Accounts Receivable of ICTI (including those Accounts Receivable reflected on the ICTI Interim Financials that have not yet been collected and those Accounts Receivable that have arisen since the ICTI Interim Financials that have not yet been collected) (i) represent valid obligations of customers of ICTI arising from bona fide transactions entered into in the Ordinary Course of Business and
(ii) are current and, to the Knowledge of ICTI and the Shareholders, no facts or circumstances exist which would provide any such customer with any counterclaim or setoff.

                           (e) Except as  otherwise  provided in Part 4.2 of the
ICTI Disclosure Schedule, the inventories of materials and supplies shown on the ICTI Financial Statements (individually, an "Item of Inventory" and collectively, the "Inventory") consist of Inventory of a quality and quantity usable and salable in the Ordinary Course of Business except for obsolete and slow-moving Inventory and Inventory below standard quality, all of which have been written off or written down to net realizable market value in the ICTI Financial Statements or have been provided for by adequate reserves. All such Inventory is currently the property of ICTI, except for sales made in the Ordinary Course of Business since June 30, 1999 or items returned to the original supplier in the Ordinary Course of Business since June 30, 1999; and for each of these sales and/or returns either the purchaser or supplier has made full payment or the purchaser's or supplier's liability to make payment or credit is reflected in the books of ICTI. Except as otherwise provided in Part 7.2 of the ICTI Disclosure Schedule, no Item of Inventory has been pledged as collateral or is held by ICTI on consignment from others. The Inventory shown on all balance sheets included in the ICTI Financial Statements are based on quantities determined by physical count or measurement and are valued at the lower of cost (determined on a specific identification basis) or market value and on a basis consistent with that of prior years.

                  2.5. Tax Matters. Except as otherwise provided in Part 5 of the ICTI Disclosure Schedule:

                           (a)      ICTI has filed or caused to be filed (on a
timely basis) all Tax Returns that are or were required
to be filed pursuant to applicable Legal Requirements. ARCOMS or its Representatives have received copies of, and Part 5.1 of the ICTI Disclosure Schedule contains a complete and accurate list of, all such Tax Returns filed since October 1, 1993. ICTI has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by ICTI.

                           (b) The United  States  federal and state  income Tax
Returns of ICTI subject to such Taxes have not been audited by the IRS or relevant state tax authorities. ICTI has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of ICTI or for which ICTI may be liable.

                           (c) The charges,  accruals, and reserves with respect
to Taxes on the respective books of ICTI are adequate (determined in accordance with GAAP) and are at least equal to that ICTI's liability for Taxes. Except as otherwise provided in Part 15.1 of the ICTI Disclosure Schedule, there exists no proposed tax assessment against ICTI except as disclosed in the ICTI Financial Statements. All Taxes that ICTI is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                           (d) All Tax Returns filed by ICTI are true,  correct,
and complete. There is no tax sharing agreement that will require any payment by ICTI after the date of this Agreement. ICTI has not been an "S" corporation for the five (5) year period preceding the Effective Date.

                  2.6. Books and Records. The books of account, minute books, stock record books, and other records of ICTI, all of which have been made available to ARCOMS, are complete and correct and have been maintained in accordance with sound business practices including the maintenance of an adequate system of internal controls. The minute books of ICTI contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of ICTI, and no meeting of any such stockholders, Board of Directors, or committees has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of ICTI.

                  2.7. Absence of Certain Changes or Events. Except as otherwise provided in Part 7 and Part 21 of the ICTI Disclosure Schedule, from October 1, 1998, to the date of the Closing:

                           (a)      there has not been any Material Adverse
Change in ICTI's financial condition or in the operations of ICTI's business, prospects, condition, assets or income including, but not limited to, cash distributions or Material decreases in the net assets of ICTI and no event has occurred or circumstance exists that may result in such a Material Adverse Change;

                           (b) there has not been any Material Adverse Change in
ICTI's balance sheet (with the ICTI Financial
Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP exclusive of footnotes and year-end adjustments), and including but not limited to cash distributions or material decreases in the net assets of ICTI;

                           (c)      Except as otherwise provided in Part 20.6
of the ICTI Disclosure Schedule, there has not been any damage, destruction or loss of property of ICTI, whether or not covered by insurance, in an aggregate amount in excess of Ten Thousand Dollars ($10,000);

                           (d) Except as  otherwise  provided in Part 7.4 of the
ICTI Disclosure Schedule, no Applicable Contract to make any increase in the compensation payable or to become payable by ICTI to its officers or employees, has been made except those occurring in the Ordinary Course of Business;

                           (e)      no dividend or other distribution has been
declared, set aside or paid on or in respect of the capital stock of ICTI, nor has any direct or indirect redemption, retirement, purchase or other acquisition by ICTI of such shares occurred;

                           (f) ICTI has not issued  any shares of capital  stock
of ICTI or any warrants, rights, options or entered into any Contract relating to the ICTI Shares;

                           (g)      ICTI has not made any change in the
accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein;

                           (h)      Except as otherwise provided in Part 8 of
the ICTI Disclosure Schedule, ICTI has not sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the Ordinary Course of Business;

                           (i)      Except as otherwise provided in Part 10 and
Part 13 of the ICTI Disclosure Schedule, ICTI has not sold, assigned, transferred, licensed or otherwise disposed of any Patent, Marks, Copyright (or pending application for any Patent, Mark or Copyright), Trade Secrets or other Proprietary Assets except in the Ordinary Course of its Business;

                           (j)      ICTI has not been involved in any Proceeding
or received any Threatened Proceedings involving any employee which may result in Material Adverse Effect to ICTI;

                           (k)      Except as otherwise provided in Part 7.1 and
Part 13 of the ICTI Disclosure Schedule, ICTI has not entered into any Material Applicable Contract (including without limitation any borrowing or capital expenditure), in either case, other than in the Ordinary Course of Business;

                           (l)      Except as otherwise provided in Part 7,
Part 7.1 and Part 21 of the ICTI Disclosure Schedule, ICTI has not incurred any liabilities, contingent or otherwise, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with GAAP, and whether due or to become due), except for (i) liabilities identified as such in the ICTI Interim Financials, (ii) accounts payable, accrued taxes or accrued salaries that have been incurred by ICTI since June 30, 1999 in the Ordinary Course of Business and consistent with ICTI's past practices, or (iii) liabilities which individually or in the aggregate would not have a Material Adverse Effect;

                           (m)      ICTI has not permitted or allowed any of its
Material property or assets to be subjected to any Encumbrance of any kind, except as otherwise provided in Part 7.2 of the ICTI
Disclosure Schedule or permitted under Section 2.8 hereof, other than any purchase money security interests incurred in the Ordinary Course of Business;

                           (n)      Except as otherwise provided in Part 8.3 of
the ICTI Disclosure Schedule, ICTI has not made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of Ten Thousand Dollars ($10,000), or in the aggregate, in excess of Fifty Thousand Dollars ($50,000);

                           (o)      Except as otherwise provided in Part 7.3 o
the ICTI Disclosure Schedule, ICTI has not paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any Contract with, any of its officers, directors or shareholders or, any Affiliate or associate of any of the foregoing, except that ICTI has paid salaries and/or bonuses to its officers in the Ordinary Course of Business as set forth in Part 7.4 and Part 19.1 of the ICTI Disclosure Schedule;

                           (p)  Except  as   otherwise   provided  in  the  ICTI
Disclosure Schedule, ICTI has not agreed to take any action described in this Section 2.7 other than in the Ordinary Course of Business;

                           (q) ICTI  has not made or  agreed  to any  change  in
ICTI's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of ICTI; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by ICTI of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                           (r)      Except as otherwise provided in Part 7.4 of
the ICTI Disclosure Schedule, ICTI has not made or agreed to any payment or increase by ICTI of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee entered into any employment, severance, or similar Contract with any director, officer, or employee; and

         (s) Except as otherwise provided in Part 17 of the ICTI Disclosure Schedule, ICTI has not terminated or received notice of termination of any Material Applicable Contract.

                  2.8. Title and Related Matters. Except as otherwise provided in Part 8 of the ICTI Disclosure Schedule, ICTI has good and marketable title to all the Capitalized Personal Property, reflected in the ICTI Financial Statements or acquired after the date of the ICTI Financial Statements (except such Capitalized Personal Property sold or otherwise disposed of since the date of the ICTI Financial Statements in the Ordinary Course of Business), free and clear of all Encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) brokers' fees and expenses, (iii) liens which in the aggregate do not secure more than Ten Thousand Dollars ($10,000) in liabilities and (iv) loans and/or Lines of Credit, listed in Part
8.1 of the ICTI Disclosure Schedule. Part 8.2 of the ICTI Disclosure Schedule provides an accurate and complete list of all current real or personal property leases (collectively, the "Leases") to which ICTI is a party, and a list of the real and personal property subject thereto. To the Knowledge of ICTI and the Shareholders, the Leases are valid, binding, enforceable and effective in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. There is not under any of such Leases any existing default by ICTI or event of default or event which, with notice or lapse of time or both, would constitute a default. ARCOMS and/or its Representatives have received copies of all Leases listed in Part 8.2 of the ICTI Disclosure Schedule. Part 8.3 of the ICTI Disclosure Schedule contains a listing of all Capitalized Personal Property.

                  2.9. Condition and Sufficiency of Assets. Except as otherwise provided in Part 9 of the ICTI Disclosure Schedule, the Leased premises located at 9201 Gaither Road, Gaithersburg, Maryland (the "Premises") occupied by ICTI and the equipment of ICTI are in good operating condition and repair, and are adequate for the uses to which they are being put, and such Premise or equipment is not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not Material in nature or cost. The Premises and equipment of ICTI are sufficient for the continued conduct of ICTI Business immediately after the Closing in substantially the same manner as conducted prior to the Closing.

                  2.10.  Intellectual Property.

                           (a)      Proprietary Assets.  The term "Proprietary
Assets" includes:

                                    (i)     all fictional business names,
trading names, registered trademarks, registered service marks, and applications of ICTI (collectively, "Marks");

                                    (ii) all patents,  patent applications,  and
inventions and discoveries of ICTI that may be patentable (collectively, "Patents");

                                    (iii) all  copyrights in both  published and
unpublished works of ICTI (collectively,
"Copyrights"); and

                                    (iv)   all    know-how,    trade    secrets,
confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints of ICTI (collectively, "Trade Secrets").

                           (b)      Material Applicable Contracts Relating to
Proprietary Assets. Except as otherwise provided in Part 10 of the ICTI Disclosure Schedule:

                           Part 10.1 of the ICTI Disclosure Schedule contains a
complete and accurate list and summary description of, all Material Applicable Contracts relating to the Proprietary Assets to which ICTI is a party or by which ICTI is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which ICTI is the licensee. Except as otherwise provided in Part 10.2 or Part 21 of the ICTI Disclosure Schedule, there are no outstanding and, to the Knowledge of ICTI and the Shareholders, no Threatened disputes or disagreements with respect to any such Material Applicable Contract.

                           (c)      Know-How Necessary for the Business.

                                    (i)     The Proprietary Assets are all those
necessary for the operation of ICTI's Business as it is currently conducted. ICTI is the owner of all right, title, and interest in and to each of the Proprietary Assets, free and clear of all Encumbrances, and has the right to use in the course of its business, without payment to a third party all of the Proprietary Assets.

                           (d) Proprietary Assets.  Except as otherwise provided
in Part 10 of the ICTI Disclosure Schedule:

                                    (i)     Part 10.3 of the ICTI Disclosure
Schedule contains a complete and accurate list of all former and current employees of ICTI who have executed written Contracts with ICTI that assign to ICTI all rights to any Proprietary Assets, and/or inventions relating to ICTI's Business. No director or officer and, to the Knowledge of ICTI and the Shareholders, no employee of ICTI has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than ICTI.

                                    (ii)    Except as otherwise provided in Part
10.5 or Part 21 of the ICTI Disclosure Schedule, none of the ICTI Products used by ICTI infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                           (e) Patents.  Except as otherwise provided in Part 10
of the ICTI Disclosure Schedule:

                                    (i)     ARCOMS or its Representatives have
received copies of, and Part 10.4 of the ICTI
Disclosure Schedule contains a complete and accurate list of, all Patents. Except as otherwise provided in Part 13.3 of the ICTI Disclosure Schedule, ICTI is the owner of all right, title, and interest in and to each of the Patents, free and clear of all Encumbrances.

                                    (ii) All of the issued Patents are currently
in compliance with formal Legal Requirements
(including payment of filing, examination, and maintenance fees and proofs of working or use) and are valid and enforceable and, to the Knowledge of ICTI and the Shareholders, are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing.

                                    (iii) No Patent has been or is now  involved
in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of ICTI and the Shareholders and except as set forth in Part 10.5 of the ICTI Disclosure Schedule, there is no potentially interfering patent or patent applications of any third party.

                                    (iv)  To  the  Knowledge  of  ICTI  and  the
Shareholders, no Patent has been infringed.

                                    (v)     To the Knowledge of ICTI and the
Shareholders, no Patent has been challenged or Threatened in any way. None of the ICTI Products manufactured and sold, nor any process or know-how used, by ICTI infringes or, to the Knowledge of ICTI and the Shareholders, is alleged to infringe any patent or other proprietary right of any other Person.

                                    (vi)  Except as  otherwise  provided in Part
10.4 of the ICTI Disclosure Schedule, all ICTI
Products made, used, or sold under the Patents have been marked with the proper patent notice.

                           (f) Trademarks.  Except as otherwise provided in Part
10 of the ICTI Disclosure Schedule:

                                    (i)     ARCOMS or its Representatives have
received copies of, and Part 10.6 of the ICTI
Disclosure Schedule contains a complete and accurate list of, all registered Marks.

                                    (ii)  ICTI  is  the  owner  of  each  of the
registered Marks, free and clear of any Encumbrances.

                                    (iii) No registered  Mark has been or is now
involved in any opposition, invalidation, or cancellation and no such action is Threatened with respect to any of the registered Marks.

                                    (iv)  To   ICTI's   and  the   Shareholders'
Knowledge, there is no potentially interfering or infringing trademark or trademark application of any third party.

                                    (v) No registered  Mark has been  Threatened
in any way. None of the Marks used by ICTI infringes or, to the Knowledge of ICTI and the Shareholders, is alleged to infringe any trade name, trademark, or service mark of any third party.

                           (g) Copyrights.  Except as otherwise provided in Part
10 of the ICTI Disclosure Schedule:

                                    (i)     Part  10.7 of the ICTI Disclosure
Schedule contains a complete and accurate list and summary description of all Copyrights. Except as otherwise provided in Part 13.3 of the ICTI Disclosure Schedule, ICTI is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of any Encumbrances.

                                    (ii) All Copyrights are currently  valid and
enforceable, and are not subject to any
maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                                    (iii) No Copyright has been  challenged,  is
infringed or Threatened in any way.

                                    (iv)    Except as otherwise provided in Part
10.8 or Part 21 of the ICTI Disclosure Schedule, none of the subject matter of any of the Copyrights infringes or, to the Knowledge of ICTI or the Shareholders, is alleged to infringe any copyright of any third Person or is a derivative work based on the work of a third Person.

                                    (v)  Except as  otherwise  provided  in Part
10.7 of the ICTI Disclosure Schedule, all works encompassed by the Copyrights have been marked with the proper copyright notice.

                           (h) Trade  Secrets.  Except as otherwise  provided in
Part 10 of the ICTI Disclosure Schedule:

                                    (i) With respect to each Trade  Secret,  the
documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full use without reliance on the Knowledge or memory of any individual.

                                    (ii)    ICTI has taken all reasonable
precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

                                    (iii)   ICTI has an absolute (but not
necessarily exclusive) right to use the Trade Secrets. The
Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of ICTI or the Shareholders, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more customers of ICTI under license from ICTI) or to the detriment of ICTI.

                                    (iv)    Except as otherwise provided in Part
10.9 or Part 21 of the ICTI Disclosure Schedule, no
Trade Secret is subject to any adverse claim or, to the Knowledge of ICTI, has been challenged or Threatened in any way.

                           (i)      Employee Claims.  Except as otherwise
provided in Part 10.10 of the ICTI Disclosure Schedule:

                           No former or current employee or independent
contractor of ICTI has: (a) claimed any interest in any Proprietary Asset including, without limitation, any software used or produced by ICTI; or (b) has any basis for asserting such claim.

                  2.11.  Employee Benefit Plans. Except as otherwise provided in
Part 11 of the ICTI Disclosure Schedule:

                           (a) As used in this Section 2.11, the following terms
have the meanings set forth below.

         "Company Plan" means all plans as given the meaning in ERISA ss. 3(3) of which ICTI is or was a Plan Sponsor, or to which ICTI otherwise contributes or has contributed, or in which ICTI otherwise participates or has participated.

         "Multi-Employer Plan" has the meaning given in ERISA ss. 3(37)(A).

         "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are plans as given the meaning in ERISA ss. 3(3) and which are owned, adopted or followed by ICTI. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of Code ss. 132.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Pension Plan" has the meaning given in ERISA ss. 3(2)(A).

         "Plan Sponsor" has the meaning given in ERISA ss. 3(16)(B).

         "Qualified Plan" means any Company Plan that meets or purports to meet the requirements of Code ss. 401(a).

         "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. ss. 1301 et seq., other than Multi-Employer Plans.

         Except for the Company Plans identified in Part 11.1 of the ICTI Disclosure Schedule, ICTI has no current or prior Company Plan, Multi-Employer Plan, Other Benefit Obligations, PBGC, Pension Plan, Plan Sponsor, Qualified Plan or Title IV Plans.

                           (b) Each Company Plan maintained or contributed to by
ICTI that is subject to ERISA conforms in all Material respects to, and its administration is in conformity in all Material respects with, all applicable federal laws; no liability under ERISA has been or is expected to be incurred by ICTI with respect to any such Company Plan except regular periodic contributions to such plans; full payment has been made of all amounts that ICTI is required to have paid as contributions to such Company Plans, or sufficient reserves have been established; there is not in the aggregate any accumulated funding deficiency with respect to such Company Plans; and the current value of accrued benefits of each such plan does not exceed the current value of such Company Plan's assets.

                           (c)      Part 11.2 of the ICTI Disclosure Schedule
contains an accurate and complete list of all current benefits of ICTI employees.

                  2.12. Bank Accounts. Part 12.1 of the ICTI Disclosure Schedule sets forth the names and locations of all banks, savings and loan associations, and other financial institutions at which ICTI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

                  2.13.  Material Applicable Contracts.

                           (a)      Part 13.1 of the ICTI Disclosure Schedule
identifies (i) each Applicable Contract to which ICTI is a party including each license Applicable Contract, development Applicable Contract, manufacturing and supply Applicable Contract, sales representative Applicable Contract, distribution Applicable Contract, and OEM Applicable Contract that requires or is expected to require, payments of Thirty Thousand Dollars ($30,000.00) or more over the life of each such Applicable Contract;
(ii) each Applicable Contract constituting or containing a confidentiality and/or nondisclosure agreement; (iii) each Applicable Contract that involves performance of services or delivery of goods or materials by ICTI of an amount or value in excess of Thirty Thousand Dollars ($30,000); (iv) each licensing Applicable Contract or other Applicable Contract with respect to Patents, Marks, Copyrights, or other Proprietary Assets of ICTI, including Applicable Contracts with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of ICTI's Proprietary Assets; (v) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities of an amount or value of $30,000 by ICTI with any other Person; (vi) each Applicable Contract containing covenants that in any way purport to restrict the business activity of ICTI or any Affiliate of ICTI or limit the freedom of ICTI or any Affiliate of ICTI to engage in any line of business or to compete with any Person; (vii) except with respect to any bank account identified in Part 12 of the ICTI Disclosure Schedule, each power of attorney that is currently effective and outstanding; (viii) each written warranty, guaranty, and or other similar undertaking contained in an Applicable Contract extended by ICTI other than in the Ordinary Course of Business; and (ix) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing (each, a "Material Applicable Contract" and collectively, the "Material Applicable Contracts").

                           (b) Except as  otherwise  provided  in Part 13 of the
ICTI Disclosure Schedule:

                                   (i)     ICTI has no agreements, contracts or
commitments that call for prospective fixed and/or contingent payments or expenditures by or to ICTI of more than Ten Thousand Dollars ($10,000) other than salespersons commission agreements entered into in the Ordinary Course of Business concerning the sale of ICTI Products;

                                    (ii)  There  are  no  outstanding   Material
Applicable Contracts of ICTI that ICTI currently expects to result individually in a Material loss to ICTI upon completion or performance thereof;

                                    (iii) Except as  otherwise  provided in Part
13.2 of the ICTI Disclosure Schedule, ICTI has no outstanding Material Applicable Contracts with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by ICTI on notice of no longer than ninety (90) days and without liability, commission, penalty or premium exceeding Five Thousand Dollars ($5,000) in any single instance or Twenty Thousand Dollars ($20,000) in the aggregate as to any such individual;

                                    (iv)   ICTI  has  no   currently   effective
collective bargaining or union Applicable Contracts;

                                    (v)  Except as  otherwise  provided  in Part
13.3 of the ICTI Disclosure Schedule, ICTI is not restricted by any Material Applicable Contract from competing with any person or from carrying on its business anywhere in the world;

                                    (vi)   ICTI  is   under  no   liability   or
obligation, and no such outstanding claim has been made, with respect to the return to ICTI of inventory or merchandise in the possession of wholesalers, distributors, retailers, or other customers, except such liabilities, obligations and claims as, in the aggregate, do not exceed the reserves therefor set forth in the ICTI Financial Statements;

                                    (vii) ICTI has not  guaranteed  any loans of
other Persons or made any Applicable Contracts to acquire or guarantee any loans of other Persons; and

                                    (viii) Except as otherwise  provided in Part
12.1 of the ICTI Disclosure Schedule, ICTI has no
outstanding loan or advance to any Person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by ICTI of any sum not reflected in the ICTI Financial Statements.

                           (c)   ICTI  has   delivered,   and   ARCOMS   or  its
Representatives have received, accurate and complete copies of all written Material Applicable Contracts described in Part 13.1 of the ICTI Disclosure Schedule, including all amendments thereto. Except as otherwise provided in Part 13.4 of the ICTI Disclosure Schedule, ICTI has not entered into any oral Material Applicable Contracts. Except as otherwise provided in Part 3 of the ICTI Disclosure Schedule, each Material Applicable Contract described in
Part 13.1 of the ICTI Disclosure Schedule is currently valid and in full force and effect, and is enforceable by ICTI in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing indemnification, specific performance, injunctive relief and other equitable remedies. To the Knowledge of ICTI or the Shareholders, no party to any Material Applicable Contract intends to cancel, withdraw, modify or amend such Material Applicable Contract.

                           (d)      Except as otherwise provided in Part 13,
Part 13.5 or Part 21 of the ICTI Disclosure Schedule:

                                    (i)     ICTI has not committed any Material
Breach or default under any Material Applicable
Contract,  and no other  Person has  committed  any  Material  Breach or default
under,  any  Material  Applicable  Contract,   which  Breach  or  default  would
individually have a Material Adverse Effect; and

                                    (ii)  To  the  Knowledge  of  ICTI  and  the
Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a Material Breach or default under any Material Applicable Contract, (B) give any Person the right to declare default or exercise any remedy under any Material Applicable Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Applicable Contract or (D) give any Person the right to cancel, terminate or modify any Material Applicable Contract, other than such violations, breaches, defaults, exercises, accelerations, cancellations, terminations or modifications which individually or in the aggregate (as to any particular Material Applicable Contract) would have a Material Adverse Effect.

                           (e)      Except as set forth in Part 13.1 of the ICTI
Disclosure Schedule or as set forth in other Material
Applicable Contracts, ICTI is not a party to or otherwise obligated to maintain information in confidence including, without limitation, under Confidentiality Agreement or Nondisclosure Agreement.

                  2.14. Orders, Commitments and Returns. Except as otherwise provided in Part 7 and Part 14 of the ICTI Disclosure Schedule, all accepted and unfilled Material Applicable Contracts entered into by ICTI for the sale, license, or lease or other disposition by ICTI of ICTI Products, and all Material Applicable Contracts for the purchase of supplies by ICTI, were made in the Ordinary Course of Business. No outstanding Material Applicable Contract of ICTI is of a quantity in excess of that required in the Ordinary Course of Business or was made at a price (on both a per unit and aggregate basis) in excess of the current market price then available to ICTI at the time made, or contains terms and conditions materially more onerous to ICTI than those usual and customary in ICTI's reasonable judgment.

                  2.15. Compliance With Legal Requirements; Governmental Authorization.

                           (a)      Except as otherwise provided in Part 3 or
Part 15 of the ICTI Disclosure Schedule:

                                    (i)     ICTI is, and at all times since
October 1, 1998 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of ICTI's Business or the ownership or use of any of its assets;

                                    (ii)  Except as  otherwise  provided in Part
15.1 of the ICTI Disclosure Schedule, and for which the Shareholders hereby indemnify and hold ARCOMS and the Surviving Corporation harmless, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by ICTI of, or a failure on the part of ICTI to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of ICTI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                                    (iii) Except as  otherwise  provided in Part
15.1 of the ICTI Disclosure Schedule, and for which the Shareholders hereby indemnify and hold ARCOMS and the Surviving Corporation harmless, ICTI has not received, at any time since October 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of ICTI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                           (b)   Part   15.2   identifies   each    Governmental
Authorizations that are held by ICTI which are applicable to the business of, or to any of the assets owned or used by, ICTI.

                  2.16. Labor Matters. Except as otherwise provided in Part 16 of the ICTI Disclosure Schedule:

                           (a)      ICTI is not engaged in any unfair labor
practice and is not in violation of any applicable laws relating to employment and employment practices, terms and conditions of employment, and wages and hours.

                           (b)  There  is no  unfair  labor  practice  complaint
against ICTI pending or threatened before the National
Labor Relations Board or other Governmental Body.

                           (c) There is no strike, labor dispute,  slowdown,  or
stoppage pending or threatened against ICTI.

                           (d) No union representation  question with respect to
the employees of ICTI has been made known to ICTI and no union organizing activities are taking place.

                           (e) No grievance or  arbitration  Proceeding  arising
out of or under any collective bargaining Contract is pending and no claims therefor exist.

                           (f)      Except as otherwise provided in Section 9.3
herein and Part 8.2 of the ICTI Disclosure Schedule, no Applicable Contract that is binding on ICTI restricts it from relocating or closing any of its operations.

                           (g) ICTI has not  experienced  any work  stoppage  or
other labor difficulty.

                           (h) There is and has not been any claim  against ICTI
based on actual or alleged wrongful termination or on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortuous conduct, nor, to the Knowledge of ICTI and the Shareholders, is there any reasonable basis for any such claim.

                           (i) To the Knowledge of ICTI and the Shareholders, no
Key ICTI employee intends to terminate his or
her employment with ICTI provided that such employee's benefits remain substantially the same as those listed in Part 11.2 of the ICTI Disclosure Schedule after the Closing. The terms "Key ICTI employee" shall mean any employee, director or officer earning in excess of Sixty Thousand Dollars ($60,000).

                  2.17. Trade Regulation. Except as otherwise provided in Part 17 of the ICTI Disclosure Schedule, with respect to any Material Applicable Contract:

                  ICTI has not terminated its relationship with or refused to ship ICTI Products to any dealer, distributor, third Person marketing entity or customer which had theretofore paid or been obligated to pay ICTI in excess of Ten Thousand Dollars ($10,000) over any consecutive twelve (12) month period. No claims against ICTI have been communicated or Threatened to ICTI with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to the Knowledge of ICTI and the Shareholders, no specific situation, set of facts, or occurrence provides a reasonable basis for any such claim.

                  2.18.  Insider Transactions. Except as otherwise provided in
Part 18 of the ICTI Disclosure Schedule:

                  No Affiliate of ICTI has any interest in (i) any equipment or other Material property, real or personal, tangible or intangible, including, without limitation, any Proprietary Asset, used in connection with or pertaining to ICTI's Business or, (ii) any creditor, supplier, customer, manufacturer, agent, Representative, or distributor of ICTI Products; provided, however, that no such Affiliate or other Person shall be deemed to have such an interest solely by virtue of (a) the ownership of less than three percent (3%) of the outstanding stock or debt securities of any publicly-held company, or (b) such Person's status as a general or limited partner of a venture capital or similar fund, which fund is also a holder of the securities of such creditor, supplier, customer, manufacturer, agent, Representative or distributor.

                  2.19. Employees. Except as otherwise provided in Part 19 of the ICTI Disclosure Schedule:

                           (a)      Part 19.1 of the ICTI Disclosure Schedule
contains a complete and accurate list of the following information for each employee, officer or director of ICTI, including each employee on leave of absence or layoff status: (i) name; (ii) job title; (iii) current annual base compensation and last change in compensation; (iv) vacation eligibility; and (v) hire date.

                           (b)      Except as otherwise provided in Part 13.1 o
the ICTI Disclosure Schedule, no employee, officer or director of ICTI is a party to, or is otherwise bound by, any Contract, including any confidentiality, noncompetition, or proprietary rights Contract, between such employee, officer or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee, officer or director of ICTI, or (ii) the ability of ICTI to conduct its business, including any Proprietary Rights Agreement with ICTI by any such employee, officer or director.

                           (c)      Except for the Shareholders, the employment
of all ICTI's employees is terminable "at-will" for any reason or no reason at all.

                  2.20.  Insurance.

                           (a)       ARCOMS or its Representatives have received
copies of, and Parts 20 of the ICTI Disclosure
Schedule contain, an accurate and complete list of:

                                    (i)     Part 20.1 identifies all policies of
insurance to which ICTI is a party or under which ICTI, or any director of ICTI, is or has been covered at any time within the One
(1) year period preceding the date of this Agreement (individually, an "Insurance Policy" and collectively, the "Insurance Policies");

                                    (ii)  Part  20.5  of  the  ICTI   Disclosure
Schedule identifies any Material Applicable Contract, other than a policy of insurance, for the transfer or sharing of any risk by ICTI other than in the Ordinary Course of Business; and

                                    (iii)   Part 13.1 and Part 20.2 of the ICTI
 Disclosure Schedule identify all Material Applicable
Contracts containing obligations of ICTI to third Persons with respect to insurance (including such obligations under Leases and service Contracts) and identifies the Insurance Policy under which such coverage is provided.

                           (b) Except as  otherwise  provided  in Part 20 of the
ICTI Disclosure Schedule:

                       (i)     All Insurance Policies identified in Part 20.1:

                       (1)      are valid, outstanding, and enforceable;

                       (2) are issued by an insurer that is financially sound and reputable;

                       (3) taken together, provide adequate insurance coverage for the assets and the operations of ICTI to which ICTI is normally exposed;

                       (4)      except as otherwise provided in Part 13.1 and
Part 20.2 of the ICTI Disclosure Schedule, are sufficient for compliance with all Legal Requirements and required by the terms of all Material Applicable Contracts to which ICTI is a party or by which any of them is bound;

                       (5) except as otherwise provided in Part 20.3 of the ICTI Disclosure Schedule, will continue in full force and effect following the consummation of the Contemplated Transactions; and

                       (6) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of ICTI, excluding worker's compensation insurance.

                                    (ii)  Except as  otherwise  provided in Part
20.4 of the ICTI Disclosure Schedule, ICTI has not, for the one-year period preceding Closing, received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) except for policies cancelled by ICTI in the Ordinary Course of Business, any notice of cancellation or any other indication that any Insurance Policy is no longer in full force or effect or will not be renewed or that the issuer of any Insurance Policy is not willing or able to perform its obligations thereunder.

                                    (iii) ICTI has paid all  premiums  due,  and
has otherwise performed all of its respective
obligations,                        under each Insurance Policy to which ICTI is
                                    a party or that provides coverage to ICTI or director thereof. (iv) ICTI has given notice to the insurer of all claims that may be insured thereby.

                                    (v)     Except as otherwise provided in Part
20.6 of the ICTI Disclosure Schedule, for the three-year period preceding the Closing, ICTI has had no claim under any Insurance Policies, excluding employee claims against medical, disability and similar policies.

                  2.21.  Legal Proceedings; Orders.

                           (a)      Except as otherwise provided in Part 10 or
Part 21 of the ICTI Disclosure Schedule, there is no pending Proceeding:

                                    (i)     that has been commenced by or
 against ICTI or that otherwise relates to or may affect
ICTI's Business or any of the assets owned or used by, ICTI; or

                                    (ii) that  challenges,  or that may have the
effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                                    (iii)    Except   for   those    Proceedings
identified in Part 21.1 of the ICTI Disclosure Schedule
(individually, a "Threatened Proceeding" and collectively, the "Threatened Proceedings"): (1) no such Proceeding has been Threatened, and (2) to the Knowledge of ICTI and the Shareholders, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

                                    (iv) Against any present or former employee,
officer, director or independent contractor who is or might be entitled to claim indemnification or contribution from ICTI and to the Knowledge of ICTI and the Shareholders no event has occurred or circumstances exist that may give rise to or serve as a basis for the commencement of any such Proceedings.

                                    (v)     ICTI and/or its Representatives hav
delivered to ARCOMS, copies of all pleadings, correspondence, attorney's response letters attached to the ICTI Financial Statements and other documents relating to each Threatened Proceeding listed in
Part 21.2 of the ICTI Disclosure Schedule.

                           (b) Except for the Orders  identified in Part 21.3 of
the ICTI Disclosure Schedule:

                                    (i)     there is no Order to which ICTI, or
any of the assets owned or used by ICTI, is subject;

                                    (ii) no  Shareholder is subject to any Order
that relates to ICTI's Business, or any of the assets owned or used by ICTI; and

                                    (iii)  no  officer,   director,  or  to  the
Knowledge of ICTI and the Shareholders, any agent, or employee of ICTI is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to ICTI's Business.

                           (c) Except as otherwise  provided in Part 21.3 of the
ICTI Disclosure Schedule:


                                    (i)     ICTI is, and at all times since
October 1, 1998 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                                    (ii) no event has  occurred or  circumstance
exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which ICTI, or any of the assets owned or used by ICTI, is subject; and

                                    (iii)  ICTI  has not  received,  at any time
since October 1, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which ICTI, or any of the assets owned or used by ICTI, is or has been subject.

                  2.22. Section 341(f)(2). ICTI has not, with regard to any property or assets held, acquired or to be acquired by it, at any time, filed a consent to the application of Section 341(f)(2) of the Code nor will any such consent be filed before the Closing Date.

                  2.23.  Subsidiaries.  Except as otherwise  provided in Section
6.6 herein and Part 23 of the ICTI Disclosure Schedule, ICTI has no Subsidiaries. ICTI does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and ICTI does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

                  2.24. Compliance with Environmental Requirements. Except as otherwise provided in Part 24 of the ICTI Disclosure
Schedule:

                  ICTI has obtained all Material permits, licenses and other authorizations which are required under federal, state and local laws applicable to ICTI's Business and relating to Hazardous Materials. ICTI is in Material compliance with all terms and conditions of the required permits, licenses and authorizations. ICTI is not aware of, nor has ICTI received written notice of, any conditions, circumstances, activities, practices, incidents, or actions which might reasonably form the basis of a claim, action, suit, Proceeding, hearing, or investigation of, by, against or relating to ICTI, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials.

                  2.25. Corporate Documents. ICTI has delivered, and the same have been received by, ARCOMS or its Representatives: (i) copies of ICTI's Organizational Documents, (ii) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof, (iii) any Material permits, Orders, and consents issued by any regulatory agency with respect to ICTI, and all applications for such permits, orders, and consents, and (iv) the stock transfer books of ICTI setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of ICTI are complete and accurate in all Material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance in all Material respects with the applicable provision of Maryland General Corporate Law.

                  2.26. No Brokers. Neither ICTI nor the Shareholders are obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby or thereby.

                  2.27. Disclosure. No representation or warranty of ICTI in this Agreement and no statement in the ICTI Disclosure Schedule omits to state a Material fact necessary in order to make such statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  2.28. Material Consents. Except as otherwise provided in Part 3, Part 13 or Part 28 of the ICTI Disclosure Schedule, ICTI has obtained any and all consents necessary with respect to the Material Applicable Contracts to consummate the Contemplated Transactions.

                  2.29. Year 2000 Compliance. To the Knowledge of ICTI and Shareholders, all warranties and/or representations made by ICTI to its customers relating to Year 2000 compliance are true and correct. The term "Year 2000 Compliant" means, for purposes of the foregoing, that all hardware, software, firmware, equipment, goods and systems used by a Person or which are Material to the business operations of a Person will properly perform date-sensitive functions on or after January 1, 2000.

                  2.30. Certain Payments. Since October 1, 1995 neither ICTI nor any director, officer, agent or employee of ICTI, or, to the Knowledge of ICTI and the Shareholders, any other Person associated with or acting for or on behalf of ICTI, has directly or indirectly:

                           (a)      made any contribution, gift, bribe, rebate,
payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services

                  (i)     to obtain favorable treatment in securing business,

                 (ii)    to pay for favorable treatment for business secured,

                (iii) to obtain special concessions or for special concessions already obtained, for or in respect of ICTI or any Affiliate of ICTI, or

                                  (iv)    in violation of any Legal Requirement,

                           (b)  established or maintained any fund or asset that
has not been recorded in the books and records of ICTI.

         3. Representations and Warranties of the Shareholders. The Shareholders each, jointly and severally, represent and warrant to ARCOMS as set forth below:

                  3.1. The Shareholders have been advised that (i) the issuance of the Consideration Shares in connection with the Merger is expected to be effected pursuant to an exemption from registration under the Act, which exemption depends upon, among other things, the bona fide nature of the Shareholders' investment intent as expressed in Section 3.3 below and (ii) the resale of such shares will be subject to the restrictions set forth in Rule 144 promulgated under the Act unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration.

                  3.2. Each Shareholder accordingly agrees not to sell, pledge, transfer or otherwise dispose of the Consideration Shares issued to the Shareholders in the Merger unless such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act and the holder of the shares delivers to ARCOMS, a written opinion of counsel, reasonably acceptable to ARCOMS in form and substance, that such sale, pledge, transfer or other disposition is exempt from registration under the Act, provided, that if the Consideration Shares are registered pursuant to a registration statement filed for or on behalf of ARCOMS, then a separate legal opinion shall not be required; or (ii) pursuant to an effective registration statement under the Act or an appropriate exemption from registration.

                  3.3. Each Shareholder will hold the Consideration Shares for investment for such Shareholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Act.

                  3.4. Each Shareholder has had an opportunity to: (i) review this Agreement, the exhibits hereto, all other Transaction Documents contemplated hereby, and the ARCOMS SEC Reports (as defined in Section 4.5), including the risk factors and cautionary language contained therein; (ii) obtain legal and financial advice from experienced advisors whom the Shareholder considers sufficient to evaluate the merits and risks of a prospective investment in ARCOMS; and (iii) request any additional information regarding the business and affairs of ARCOMS as such Shareholder and the advisors of such Shareholder consider appropriate to provide a full understanding of or to evaluate the merits and risks of a prospective investment in ARCOMS. The Shareholders have received such requested information.

                  3.5. The Shareholders are acquiring the Non-Negotiable and Negotiable Promissory Notes for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act having regard to each Shareholder's respective share of the Merger Consideration.

         4. Representations and Warranties of ARCOMS and Merger Sub. ARCOMS and Merger Sub, jointly and severally, represent and warrant to ICTI and the Shareholders that:

                  4.1. Organization and Good Standing. ARCOMS and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the State of California and Delaware, respectively, and each of them has full power and authority to carry on its business as now conducted and as proposed to be conducted. ARCOMS is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary, except where the failure to qualify would not be Material to its business.

                  4.2.  Capitalization.

                           (a)      The authorized capital stock of ARCOMS as o

the date of this Agreement consists of: (i) one hundred million (100,000,000) shares of common stock and (ii) one million (1,000,000) shares of ARCOMS preferred stock. As of June 30, 1999, eighteen million six hundred seven thousand five hundred eight (18,607,508) shares of ARCOMS common stock and three hundred (300) shares of ARCOMS preferred stock were issued and outstanding.

                           (b) All of the outstanding shares of capital stock of
ARCOMS have been duly authorized and validly
issued, fully paid and are nonassessable. All outstanding shares of capital stock of ARCOMS were issued in compliance with applicable securities laws. The capital stock of ARCOMS constituting Merger Consideration will be duly authorized, fully paid and nonassessable when issued.

                  4.3. Power, Authorization and Validity. ARCOMS and Merger Sub have the right, power, legal capacity and authority to enter into and perform their obligations under this Agreement and the other Transaction Documents to which they are a party. The execution and delivery of this Agreement and the other Transaction Documents have been duly and validly approved and authorized by the boards of directors of ARCOMS and Merger Sub. No authorization or approval, governmental or otherwise, is necessary in order to enable ARCOMS or Merger Sub to enter into and to perform the terms of this Agreement or the other Transaction Documents on their part to be performed, except for (i) the filing of appropriate documents with the relevant authorities of other states, if any, in which ARCOMS and Merger Sub are qualified to do business, and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country in which ARCOMS or any of ARCOMS' subsidiaries or Merger Sub conducts any business or owns any property or assets. This Agreement is, and the other Transaction Documents when executed and delivered by ARCOMS and Merger Sub shall be the valid and binding obligations of ARCOMS and Merger Sub enforceable in accordance with their respective terms.

                  4.4. No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will conflict with, or result in a Material Breach or violation of, any provision of ARCOMS' or Merger Sub's Organizational Documents, any instrument or Contract to which ARCOMS or Merger Sub is a party or by which either of them is bound, or to ARCOMS' Knowledge, any federal, state or local judgment, writ, decree, order, statute, rule or regulation applicable to either of them.

                  4.5. Litigation. Except as noted in the forms, reports and documents filed or required to be filed by ARCOMS with the Securities and Exchange Commission (the "SEC") since December 31, 1996 other than registration statements on Form S-8 (collectively, the "ARCOMS SEC Reports"), there is no suit, action, Proceeding, claim or investigation pending or, to ARCOMS' or Merger Sub's Knowledge, threatened against ARCOMS or Merger Sub before any court or administrative agency which questions or challenges the validity of this Agreement or which could have a Material Adverse Effect.

                  4.6. SEC Filings. The ARCOMS SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a Material fact or omit to state a Material fact required to be stated in such ARCOMS SEC Reports or necessary in order to make the statements in such ARCOMS SEC Reports, in the light of the circumstances under which they were made, not misleading.

                  4.7. Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes) contained in the ARCOMS SEC Reports, complied as to form in all Material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB promulgated by the SEC) and presented fairly, in all Material respects, the consolidated financial position of ARCOMS as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be Material in amount.

                  4.8. ICTI Shares. Each of ARCOMS and Merger Sub confirms that ICTI and Shareholders have made available to ARCOMS, Merger Sub and their Representatives the opportunity to ask questions of the officers and management employees of ICTI and the Shareholders and to acquire such additional information about the business and financial conditions of ICTI as ARCOMS or Merger Sub has requested, and all such information has been received. In addition, ARCOMS and Merger Sub have: (i) reviewed this Agreement and all other Transaction Documents contemplated hereby; (ii) obtained legal and financial advice from experienced advisors; and (iii) requested any additional information regarding the business and affairs of ICTI as ARCOMS and Merger Sub have considered appropriate to provide a full understanding of or to evaluate the merits and risks of a Merger of ICTI with and into Merger Sub.

                  4.9. Disclosure. No representation or warranty of ARCOMS or Merger Sub in this Agreement omits to state a Material fact necessary in order to make such statements contained herein or therein not misleading in light of the circumstances under which they were made.

                  4.10. Replaced Financial Statements. ARCOMS and Merger Sub have received ICTI Financial Statements to replace such statements previously issued in error. ARCOMS and Merger Sub have not and will not rely upon the substituted ICTI Financial Statements.

                  4.11. Effective Date. The ability of the Merger to qualify as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations shall not be adversely affected by the fact that the Effective Date is August 1, 1999. ARCOMS and Surviving Corporation shall reimburse the Shareholders for any additional tax liabilities incurred by the Shareholders solely as a result of a Breach of the representation and warranty contained in this Section 4.11.

         5. Items to be Delivered by ARCOMS or Merger Sub at the Closing. At the Closing, in addition to the Merger Consideration ARCOMS shall deliver each of the following:

                  5.1. ARCOMS Authorizations. A certificate or certificates of an executive officer of ARCOMS attaching copies of the resolutions authorizing the execution, delivery and performance of ARCOMS' obligations under this Agreement and certifying that such resolutions have been duly and validly approved and authorized by the board of directors of ARCOMS.

                  5.2. Merger Sub Authorizations. A certificate of an executive officer of Merger Sub attaching copies of the resolutions authorizing the execution, delivery and performance of Merger Sub's obligations under this Agreement and certifying that such resolutions have been duly and validly approved and authorized by the board of directors and ARCOMS, the sole shareholder of Merger Sub.

                  5.3. Employment Agreements. Employment Agreements executed by Merger Sub, ARCOMS and the Shareholders (the "Employment Agreements") in a form reasonably satisfactory to the Parties.

         6. Documents to be Delivered by ICTI or the Shareholders at Closing. At the Closing, ICTI and the Shareholders shall deliver each of the following:

                  6.1. Authorizations. A certificate of the Secretary of ICTI attaching copies of the resolutions of ICTI's board of directors and the Shareholders authorizing the execution, delivery and performance of this Agreement and certifying that such resolutions have been duly and validly approved and authorized.

                  6.2. Employment Agreements. Employment Agreements executed by each Shareholder in a form reasonably satisfactory to the Parties.

                  6.3. Legal Opinion. A legal opinion from counsel to ICTI and the Shareholders in a form reasonably satisfactory to ARCOMS.

                  6.4. Noncompetition Agreements. Noncompetition Agreements executed by each Shareholder in a form reasonably satisfactory to the Parties.

                  6.5. Financial Statements Consent. Consent letter of ICTI's certified public accountants consenting to ARCOMS reliance upon and incorporation of the ICTI Financial Statements subject to performance of the required procedures associated with generally accepted auditing standards.

                  6.6. ICTI Systems, Inc. ICTI shall, in a form and substance prepared by ARCOMS and satisfactory to ICTI and the Shareholders: (a) convey and assign to ARCOMS all the right, title and interest to ICTI Systems, Inc., a Maryland corporation, and (b) deliver to ARCOMS' counsel the Articles of Incorporation relating to ICTI Systems, Inc.

         7.  Indemnification and Related Matters.

                  7.1. Indemnification by ICTI and the Shareholders. Subject to the limitations set forth in this Section 7.1 and elsewhere in this Agreement, the Shareholders shall, jointly and severally, indemnify ARCOMS and Merger Sub against any Damages that ARCOMS and Merger Sub incur as a result of: (a) any Breach of any representation or warranty made by either ICTI or Shareholders in Sections 2 and 3 of the Agreement and the ICTI Disclosure Schedule (including any exhibits or documents referred to therein), or any other certificates delivered by ICTI and/or the Shareholders under this Agreement; or (b) any Breach by either ICTI or the Shareholders of any covenant or obligation of ICTI or such Shareholder in this Agreement, the Transaction Documents and the Contemplated Transactions (with the exception of the Employment Agreements and Non-Competition Agreements). Except for any rights or remedies available under the Employment Agreements and the Non-Competition Agreements and except for Damages arising from the fraud of ICTI or the Shareholders, the indemnification remedies provided in this Section 7 set forth ARCOMS' and Merger Sub's sole and exclusive remedy for the breaches specified in this Section 7.1, clauses (a) and
(b) above. The foregoing shall not apply to or in any way limit any rights or remedies available under or pursuant to the Employment Agreements and the Non-Competition Agreements for which each Shareholder shall remain severally liable. The representations and warranties of ICTI and Shareholders contained in Sections 2 and 3 of the Agreement and in the ICTI Disclosure Schedule shall not be limited by or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge acquired or capable of being acquired at any time (except as specifically provided in Sections 2 and 3 of this Agreement or in the ICTI Disclosure Schedule), by ARCOMS or Merger Sub.

                  7.2. Indemnification by ARCOMS. Subject to the limitations set forth in this Section 7.2 and elsewhere in this Agreement, ARCOMS and Surviving Corporation shall, jointly and severally, indemnify the Shareholders against any Damages that the Shareholders incur as a result of: (a) any Breach of any representation or warranty made by either ARCOMS or Surviving Corporation in
Section 4 of the Agreement or any other certificate delivered by ARCOMS and/or Surviving Corporation under this Agreement; or (b) any Breach by either ARCOMS or Surviving Corporation of any covenant or obligation of ARCOMS or Surviving Corporation in this Agreement, the Transaction Documents and the Contemplated Transactions (with the exception of the Employment Agreements and Non-Competition Agreements). Except for any rights or remedies available under the Employment Agreements and the Non-Competition Agreements and except for Damages arising from the fraud of ARCOMS or Surviving Corporation, the indemnification remedies provided in this Section 7 set forth the Shareholders' sole and exclusive remedy for the breaches specified in this Section 7.2, clauses (a) and (b) above. The foregoing shall not apply to or in any way limit any rights or remedies available under or pursuant to the Employment Agreements and the Noncompetition Agreements. The representations and warranties of ARCOMS and Surviving Corporation contained in Section 4 of this Agreement shall not be limited by or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge acquired or capable of being acquired at any time (except as specifically provided in Section 4 of this Agreement), by the Shareholders or any of their Representatives.

                  7.3. Expiration of Representations, Warranties, Covenants and Obligations. Subject to the limitations set forth in this Section 7 and elsewhere in this Agreement, all representations, warranties, covenants, and obligations of ICTI, the Shareholders, ARCOMS and the Surviving Corporation in this Agreement, and the ICTI Disclosure Schedule (collectively, the "Representations, Warranties, Covenants and Obligations") shall survive the Closing for a period of Three (3) years following the Closing Date (the "Third Anniversary"). At 10:00 a.m. (California Time) on the Third Anniversary, all such Representations, Warranties, Covenants and Obligations shall automatically merge, terminate, expire and cease to be of any force or effect and all liability of ICTI, the Shareholders, ARCOMS and Surviving Corporation with respect to such Representations, Warranties, Covenants and Obligations shall thereupon be extinguished; provided, however, that if, prior to such Third Anniversary, ARCOMS and Surviving Corporation on one hand, or the Shareholders on the other hand, shall have commenced a Proceeding, then, subject to the applicable statute of limitations, the specific indemnification claim set forth in such action shall survive such Third Anniversary (and shall not be extinguished thereby).

                  7.4.  Threshold Amount.

                           (a)   Shareholders and ICTI.  Without limiting the
effect of any of the other limitations set forth herein, the Shareholders and ICTI will have no liability (for indemnification or otherwise) with respect to any matter, action or claim, regardless of form, arising out of or relating to this Agreement, the Transaction Documents or the Contemplated Transactions unless and until the total of all Damages actually incurred by ARCOMS and Surviving Corporation as a direct result thereof actually exceeds the sum of Fifty Thousand Dollars ($50,000.00) (the "Shareholder Threshold Amount"), and then only for the amount by which such Damages exceeds the Shareholder Threshold Amount, subject to the limitations set forth in
Section 7.5 below.

                           (b)      ARCOMS and Surviving Corporation.  Without
limiting the effect of any of the other limitations set forth herein, ARCOMS and Surviving Corporation will have no liability (for indemnification or otherwise) with respect to any matter, action or claim, regardless of form, arising out of or relating to this Agreement, the Transaction Documents or the Contemplated Transactions unless and until the total of all Damages actually incurred by the Shareholders as a direct result thereof actually exceeds the sum of Fifty Thousand Dollars ($50,000.00) (the "ARCOMS Threshold Amount"), and then only for the amount which such Damages exceeds the ARCOMS Threshold Amount.

                  7.5.  Maximum Liability.

                           (a)      Shareholders and ICTI.  Except for breaches
or any rights or remedies available under the Employment Agreements and the Non-Competition Agreements and except for Breaches arising out of fraud, to which the limitation on the maximum liability of the Shareholders set forth in this Section 7.5(a) shall not apply, the total liability for Damages that the Shareholders shall be collectively liable for in connection with any matter, action or claim, regardless of form, arising out of, or relating to this Agreement, the Transaction Documents or any of the Contemplated Transactions (including any indemnification obligation pursuant to Section 7.1 to such matters, actions or claims), shall be limited in the aggregate to a right of set-off against the then outstanding balance of: (i) the Non-Negotiable Promissory Notes (Section 1.8(c) herein); and (ii) the Escrow Shares valued at $2.50 per share (Section 1.13 herein). It is understood and agreed by the Parties that the limitation on Shareholders liability as set forth in this Section 7.5(a) shall include any liability of ICTI that is borne by the Shareholders. Any set-off for Damages allowed under this Section 7 shall be allocated between the Non-Negotiable Promissory Notes and the Escrow Shares in ARCOMS' sole and absolute discretion in the ratio set forth in the Shareholders Schedule. Except for breaches or any rights or remedies available under the Employment Agreements and the Non-Competition Agreements and except for Breaches arising out of fraud and except with respect to the Non-Negotiable Promissory Notes and the Escrow Shares, ARCOMS and Merger Sub shall have no right to set-off against payments or any other Consideration Shares under the Agreement, the Transaction Documents and the Contemplated Transactions (including payments due Shareholders under the Employment Agreements).

                           (b)  ARCOMS  and  Merger  Sub.  Except  for  Breaches
arising as a result of fraud and except for a Breach of
Section 4.11 herein (for which the limitation of maximum liability of ARCOMS and Merger Sub set forth in this Section 7.5(b) shall not apply), the total liability for Damages that ARCOMS and Merger Sub shall be collectively liable for in connection with any Breach of the representations and warranties made by either ARCOMS or Merger Sub in Section 4 of this Agreement (including any indemnification obligation pursuant to Section 7.2 relating to such representations and warranties) shall be limited in the aggregate amount of Five Hundred Thousand Dollars ($500,000.00). It is understood and agreed by the Parties that the limitation on ARCOMS' and Merger Sub's liability as set forth in this Section 7.5(b) applies only to Breaches of the representations and warranties contained in Section 4 of this Agreement in the manner described herein, and does not limit ARCOMS' or Merger Sub's liability for Damages arising out of or relating to any other representation, warranty, obligation or covenant contained in this Agreement, the Transaction Documents or any of the Contemplated Transactions.

                  7.6. No Contribution. The Shareholders acknowledge and agree that they shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or any other right or remedy against ICTI in connection with: (a) any indemnification obligation set forth in Subsection 7.1 herein; (b) any breach of the representations or warranties set forth in Section 2 herein; (c) any ICTI Disclosure Schedule or other certificate delivered by ICTI in connection with this Agreement; and (d) any other liability to ARCOMS or Merger Sub arising out of a breach of this Agreement. Notwithstanding the foregoing, or the provisions of Section 1.12 or Section 8.2 herein, nothing contained in this Section 7.6,
Section 1.12 or in Section 8.2 shall prevent any Shareholder from exercising or asserting against Surviving Corporation any right of contribution or right of indemnity (whether based upon ICTI's bylaws, applicable law or otherwise), if any, arising out of Shareholder's employment capacity with ICTI prior to the Closing Date as an employee, officer and/or director of ICTI except as specifically provided above in this Section 7.6.

                  7.7. No Implied Representations. ARCOMS, Merger Sub, ICTI and the Shareholders acknowledge that, except for the representations and warranties expressly stated in Section 2 through Section 4, and the ICTI Disclosure Schedule, none of the Parties hereto, nor their respective Representatives, has made or is making any representations or warranties whatsoever, implied or otherwise.

                  7.8. Defense of Third Party Actions. If any of the Parties hereto (the "Indemnitee") receives notice or otherwise obtains Knowledge of any Legal Proceeding or any threatened Legal Proceeding that may give rise to an indemnification claim against any other Party hereto (the "Indemnifying Party"), then the Indemnitee shall promptly deliver to the Indemnifying Party a written notice describing such Legal Proceeding in reasonable detail; provided, however, that for the sole and limited purpose of determining whether a Legal Proceeding or threatened Legal Proceeding may give rise to an indemnification claim against the Indemnifying Party within the meaning of this sentence, the Threshold Amount set forth in Section 7.4(a) or 7.4(b), as applicable, shall not be taken into account. The timely delivery of such written notice by the Indemnitee to the Indemnifying Party shall not be a condition precedent to any liability on the part of the Indemnifying Party under this Section 7.8 with respect to such Legal Proceeding, except to the extent the Indemnifying Party is actually prejudiced. With the consent of the Indemnitee, which will not be unreasonably withheld, conditioned or delayed, the Indemnifying Party shall have the right, at its option, to assume the defense of any such Legal Proceeding with its own counsel. If the Indemnifying Party agrees to assume the defense of any such Legal Proceeding, then:

                           (a)      notwithstanding anything to the contrary
contained in this Agreement, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys' fees or other expenses incurred on behalf of the Indemnitee in connection with such Legal Proceeding following the Indemnifying Party's election to assume the defense of such Legal Proceeding;

                           (b)  the  Indemnitee  shall  make  available  to  the
Indemnifying Party all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee's Representatives and that the Indemnifying Party considers reasonably necessary or desirable for the defense of such Legal Proceeding;

                           (c) the  Indemnitee  shall execute such documents and
take such other actions as the Indemnifying Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such Legal Proceeding;

                           (d)      the Indemnitee shall otherwise cooperate as
reasonably requested by the Indemnifying Party in the defense of such Legal Proceeding;

                           (e) the Indemnitee shall not admit any liability with
respect to such Legal Proceeding;

                           (f) the Indemnifying  Party shall not settle,  adjust
or compromise such Legal Proceeding without the prior written consent of the Indemnitee, such consent not to be unreasonably withheld, conditioned or delayed; and

                           (g) Each  Indemnifying  Party hereby  consents to the
non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnifying Party for purposes of any claim that an Indemnifying Party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on such Indemnifying Party with respect to such a claim anywhere in the United States.

If the Indemnifying Party does not assume the defense of such Legal Proceeding, then the Indemnitee shall proceed diligently to defend such Legal Proceeding with the assistance of counsel reasonably satisfactory to the Indemnifying Party; provided, however, that the Indemnitee shall not settle, adjust or compromise such Legal Proceeding, or admit any liability with respect to such Legal Proceeding, without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

                  7.9. Subrogation. To the extent that any of the Parties hereto (the "Indemnitor") makes or is required to make any indemnification payment to any other Party hereto (the "Indemnified Party"), the Indemnitor shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party's Representatives may have against any other Person with respect to any Damages, circumstances or Legal Proceeding to which such indemnification payment is directly or indirectly related. The Indemnified Party shall permit the
Indemnitor to use the name of the Indemnified Party and the names of the Indemnified Party's Representatives in any transaction or in any proceeding or other Legal Proceeding involving any of such rights or remedies; and the Indemnified Party shall take such actions as the Indemnitor may reasonably request for the purpose of enabling the Indemnitor to perfect or exercise the Indemnitor's right of subrogation hereunder.

         8.  Termination of Agreements.

any shareholders, buy-sell or similar agreement existing among ICTI and the Shareholders shall be deemed terminated and of no further force and effect.

                  8.2.  Termination of Employment Agreements and Release of
Claims.

                           (a)      Effective upon the Closing any employment
agreement existing between ICTI and any Shareholder shall be terminated and of no further force and effect.


                           (b)      Except as set forth in the last sentence of
Section 7.6 above, each Shareholder fully and forever releases and discharges ICTI, ARCOMS and Merger Sub, their agents, employees, officers, directors, attorneys and assigns from any and all claims, demands, damages, liabilities and obligations, whether known or unknown, in any way relating to the employment agreements that were terminated in accordance with
Section 8.2 (a) above.

                           (c) Each  Shareholder  expressly  waives  all  rights
under Section 1542 of the California Civil Code with regard to the release set forth in Section 8.2 (b) above, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him, must have materially affected his settlement with the debtor.

         9.  Covenants Following Closing.

                  9.1. Key Man Life Insurance. Each Shareholder shall make himself reasonably available and shall cooperate with ARCOMS or Merger Sub to permit ARCOMS or Merger Sub to obtain key-man insurance on his life for the benefit of ARCOMS or Merger Sub if so required by ARCOMS or Merger Sub.

                  9.2. Registration Statement. Within thirty (30) days of the Closing, ARCOMS shall use Commercially Reasonable Efforts to commence registering the Consideration Shares for resale to the public with the SEC on the next registration statement filed by ARCOMS on Form SB-2. ARCOMS shall complete all filings and be responsive to any SEC inquiries within ninety (90) days of the Closing or fourteen (14) days after receipt of SEC inquiries, whichever is longer. Shareholders acknowledge that actual approval of the Registration of the Consideration Shares is beyond ARCOMS's control. If at any time during the period commencing the Closing and ending five years thereafter, or from time to time, ARCOMS shall determine to register any of its securities, either for its own account or the account of a security holder or holders (other than a registration relating solely to stock option or purchase plans or relating solely to an SEC Rule 145 transaction or to debt securities), ARCOMS will: (i) promptly give to each Shareholder written notice thereof; and (ii) include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Consideration Shares specified in a written request or requests, received within twenty (20) days after such written notice from ARCOMS, by any Shareholder.

                  9.3. Continued Operation. Merger Sub shall continue operating ICTI's present facilities in Gaithersburg, Maryland for at least three (3) years from the Closing.

                  9.4. President. Mr. Abutaleb shall be appointed president of Surviving Corporation subject to, and for the duration of, his Employment Agreement.

                  9.5. ARCOMS Board. Subject to the provisions of ARCOMS By-laws and applicable California law, the Shareholders shall be entitled to appoint one member to the ARCOMS' board of directors during any period that such Shareholders collectively hold one million (1,000,000) of ARCOMS capital stock.

                  9.6. Qualification of ARCOMS Stock on a National Exchange. Within a reasonable time period following Closing, ARCOMS shall use Commercially Reasonable Efforts to qualify and have its stock traded on a national exchange such as American Stock Exchange or NASDAQ (each a "National Exchange").

                  9.7. ICTI Life Insurance Policies. Until replaced by ARCOMS in accordance with the terms of this subsection, ARCOMS shall maintain in place at its expense those life insurance policies (as provided in Part 20.1 of the ICTI Disclosure Schedule) on Shareholders' lives (the "ICTI Life Insurance Policies") until the earlier of the date ARCOMS stock is listed to trade on a National Exchange or for 4.5 years after the Closing. The purpose of the ICTI Life Insurance Policies is to provide, in the event of death of a Shareholder, for the re-purchase by ARCOMS of an amount of stock (held by the estate/beneficiary of the deceased Shareholder) equivalent to the insurance proceeds received from the applicable ICTI Life Insurance Policy. Within a reasonable time period following the Closing Date, ARCOMS shall replace the ICTI Life Insurance Policies with term life insurance policies on each Shareholder (the "Shareholder Life Insurance Policies"). The amount of coverage provided by each Shareholder Life Insurance Policy will be equal to the amount of ARCOMS stock received by such Shareholder as indicated on the Shareholders Schedule (Exhibit "A") multiplied by the ARCOMS stock price on the Closing Date. The duration of the ICTI Life Insurance Policies shall be until the earlier of the date ARCOMS stock is listed to trade on a National Exchange or 4.5 years from the Closing. The purpose of the Shareholder Life Insurance Policies will be to provide, in the event of death of a Shareholder, for the re-purchase by ARCOMS of the ARCOMS stock (held by the estate/beneficiary of the deceased Shareholder) with the proceeds received from the applicable Shareholder Life Insurance Policy. It is understood and agreed that, upon death of a Shareholder, the estate/beneficiary of the deceased Shareholder shall have the option of either: (i) selling the ARCOMS stock back to ARCOMS, based on the price of such stock on the Closing Date, in exchange for the proceeds of the applicable Shareholder Life Insurance Policy; or (ii) retaining possession of the ARCOMS stock, in which case ARCOMS shall be entitled to the proceeds of the applicable Shareholder Life Insurance Policy. At the time the ICTI Life Insurance Policies are replaced, each Shareholder shall have the option of either: (i) receiving the cash value of the whole life portion of the respective policy; and/or (ii) having such policy assigned over to such Shareholder, in which event the Shareholder shall be responsible for all premium payments. The provision of this Section 9.7 shall lapse and be of no further force or effect upon ARCOMS stock being listed to trade on a National Exchange.

                  9.8. ICTI Benefits. ARCOMS shall use its Best Efforts to provide the Shareholders and ICTI's employees with comparable benefits or equivalents as they enjoyed immediately prior to the Closing Date. In furtherance of this covenant, ARCOMS shall maintain in place at its expense all ICTI benefits previously established for ICTI's employees by ICTI as set forth in Exhibit H-98 of the ICTI Disclosure Schedule (collectively, the "ICTI Employee Benefits") until such time as comparable benefits are provided and implemented by ARCOMS for the Shareholders and ICTI's employees. The ICTI 401K plan shall be terminated as of the Closing Date and the Shareholders' and employees' vested benefits, at each employee's election, shall be dealt with in accordance with all Legal Requirements applicable thereto. ARCOMS shall take such commercially reasonable actions as may be necessary to amend its 401K plan in order to enroll and credit, as of the Closing Date, all ICTI Shareholders and employees the years of employment with ICTI for purposes of vesting and benefits under such plan.

                  9.9. Exhibit 10.5.1 to the ICTI Disclosure Schedule. With respect to the agreement attached to the ICTI Disclosure Schedule as Exhibit 10.5.1, (the "Section 9.9 Agreement"), ARCOMS and Surviving Corporation agree to: (i) not do anything which would adversely affect the validity, enforceability and/or benefits conferred thereunder to any Shareholder without the prior written consent of each Shareholder; and (ii) allow any and all Shareholders to individually enforce all rights and benefits to which they are entitled under the Section 9.9Agreement. This Section 9.9 and the obligations of ARCOMS and Surviving Corporation with respect thereto shall remain in effect for the same time period that the Section 9.9 Agreement is valid and the same shall survive the Third Anniversary notwithstanding the provisions of Section 7.3 and
Section 10.8 herein. Nothing contained herein shall preclude or prevent ARCOMS or the Surviving Corporation from exercising, in good faith, any of their respective legal and contractual rights to the Section 9.9 Agreement or any other Contract between the parties to the Section 9.9 Agreement or their respective successors in title or interest.

                  9.10. Stock Option Plan. Within thirty (30) days of the Closing, ARCOMS shall provide options in favor of the Shareholders, ICTI's employees and certain of ICTI's consultants to purchase a total of Four Hundred Thousand (400,000) shares of the common stock of ARCOMS at a price per share equal to the fair market value of ARCOMS common shares as of the Closing, and otherwise subject to and in accordance with the ARCOMS' 1996 Stock Option Plan, as amended (the "Stock Option Plan"), in accordance with the Stock Option
Schedule in the form of attached as Exhibit "F" designating the number of option shares granted (the "Stock Option Schedule"). At ARCOMS' sole option, ARCOMS may deliver to one or more of the consultants set forth on the Stock Option Schedule warrants to purchase ARCOMS common shares instead of options under the Stock Option Plan. In such event the warrants shall be in ARCOMS customary form exercisable at the fair market value of ARCOMS common shares on the day of the Closing and shall be delivered subject to the holder of such warrant agreeing in writing to such warranties, representations and covenants as may be necessary, in the opinion of ARCOMS' counsel, to comply with all Legal Requirements. The option price and other material terms shall be substantially in accordance with the Stock Option Plan. All ARCOMS shares issued pursuant to such warrants shall be registered in accordance with Section 9.2 above.


         10.  Miscellaneous.

                  10.1. Governing Laws. It is the intention of the Parties that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the Parties.

                  10.2. Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, permitted successors and permitted assigns of the Parties. No Party shall assign this Agreement to any person or entity without the prior written consent of the other Parties.

                  10.3. Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to effect reasonably the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

                  10.4. Entire Agreement. This Agreement, the Exhibits identified in Section 10.17 herein, the Transaction Documents, and the exhibits thereto, constitute the entire understanding and agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto and thereto.

                  10.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as signatories.

                  10.6. Expenses. Except as provided to the contrary herein, each Party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement and the Transaction Documents. No other legal, accounting, investment banking, broker's and finder's fees incurred by ICTI or the Shareholders in connection with the transactions contemplated by this Agreement shall be borne or assumed by ARCOMS or Merger Sub.

                  10.7. Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Party to be bound thereby. The waiver by a Party of a default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding Breach or default.

                  10.8.  Survival of Agreements.  Except with respect to Section
9.9 herein, All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement for the applicable time period set forth in Section 7.3 of this Agreement. Except with respect to Section 9.9 herein, any Proceeding, regardless of form, arising out of or relating to this Agreement, shall be commenced by the Parties, if at all, within three (3) years from the Closing Date of this Agreement.

                  10.9. No Waiver. The failure of any Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions.

                  10.10. Attorneys' Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal) limited by Section 7.5. The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

                  10.11. Notices. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally, (b) sent by confirmed telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other Party has been notified in accordance with the provisions of this Section 10.11.

         TO ICTI:                  Innovative Communications Technologies, Inc.
                                            c/o M.G. Abutaleb, President
                                            9201 Gaither Road
                                            Gaithersburg, MD 20877
                                            Attn: M.G. Abutaleb, President
                                            Facsimile:  301-948-4843

         TO SHAREHOLDERS:          Mr. Mohammed G. Abutaleb
                                            7308 Loch Edin Court
                                            Potomac, MD  20854
                                            Facsimile: 301-365-7106

                                            Mr. David J. Megel
                                            8532 Plum Creek Drive
                                            Gaithersburg, MD  20882
                                            Facsimile: 301-208-1065

                                            Mr. Jeffrey R. Jacobson
                                            7825 Aberdeen Road
                                            Bethesda, MD  20814
                                            Facsimile: 301-948-4843

                                            Mr. James C. Crichton
                                            5620 Lake Christopher Drive
                                            Rockville, MD  20855
                                            Facsimile: 301-948-4843


         WITH COPY TO:                      Douglas J. Van Hook, Esquire
                                            9201 Gaither Road
                                            Gaithersburg, MD  20877
                                            Facsimile: (301) 948-4843

         TO ARCOMS and MERGER SUB:
                c/o Advanced Remote Communication Solutions, Inc.
                      10675 Sorrento Valley Road, Ste. 200
                                            San Diego, CA 92121
                                            Facsimile:  (619) 657-0101

         WITH COPY TO:                      Solomon Ward Seidenwurm & Smith, LLP
                                            401 B Street, Suite 1200
                                            San Diego, California  92101
                                            Attn: Norman L. Smith, Esq.
                                            Facsimile:  (619) 231-4755

Such notice will be treated as having been received upon actual receipt.

                  10.12. Construction of Agreement. This Agreement has been negotiated by the respective Parties and their attorneys and the language hereof shall not be construed for or against any Party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

                  10.13. No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the Parties. No Party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other Party. No Party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No Party shall have any power or authority to bind or commit any other. No Party shall hold itself out as having any authority or relationship in contravention of this Section 10.13.

                  10.14. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  10.15. Further Assurances. Each Party agrees to cooperate fully with the other Parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect better the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  10.16. Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner of any party hereto or any other Person or entity, and, except as specifically provided otherwise herein, all provisions hereof shall be personal solely between the Parties.

     10.17.  Exhibits. The following Exhibits are made a part of this Agreement:

a.       Exhibit "A" - Shareholders Schedule
b.       Exhibit "B" - Certain Definitions
c.       Exhibit "C" - Certificate of Merger
d.       Exhibit "D" -Schedule of Surviving Corporation's Officers and Directors
e.       Exhibit "E1"- Negotiable Promissory Notes
f.       Exhibit "E2" - Non-Negotiable Promissory Notes
g.       Exhibit "F" - Stock Option Agreement


                  10.18. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                  10.19. Acceptance via Facsimile. The Parties acknowledge that this Agreement may be entered into via facsimile. In such event, the Effective Date of this Agreement shall occur at such time that each Party receives a receipt of a transmission confirmation of a copy of this Agreement containing the signature of each Party. Following the Effective Date, the Parties shall exchange copies of the Agreement containing original signatures: provided that a valid and binding contract shall exist as of the Effective Date.

                  10.20. Cure of Default. No failure or default by a Party to this Agreement shall constitute a breach of this Agreement unless and until the non-defaulting Party should have provided notice to the defaulting Party of such failure or default and the defaulting Party shall have failed to remedy such failure or cure such default within seven (7) days of receipt of such notice.


         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the 28th day of September, 1999.


Advanced Remote Communication Solutions, Inc.    Innovative Communications
                                                 Technologies Inc.
a California corporation                         a Maryland corporation
By:  /s/ Michael Silverman                       By:  /s/ Mohammed G. Abutaleb

Name:  Michael Silverman                         Name:  Mohammed G. Abutaleb

Its: Chairman                                    Its:     President







Innovative Communications Technologies, Inc.     Shareholders:
a Delaware corporation                           /s/ Mohammed G. Abutaleb
                                                 /s/ James C. Crichton
By:  /s/ Michael Silverman
                                                 /s/ Jeffrey R. Jacobson
Name:  Michael Silverman                         /s/ David J. Megel

Its:  President

                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS




                                    EXHIBIT A

                            SCHEDULE OF SHAREHOLDERS






Shareholder ICTI Stock     Immediately  Negotiable  Non-Negotiable  ARCOMS Stock
            (shares)       Available    Notes       Notes
                           Funds                   (subject to
                                                    adjustment)

                           ($ US)      ($ US)        ($US)           (Shares)
                         (per 1.8.a)(per 1.8.b)    (per 1.8.c)      (per 1.8.d)
-------------------------------------- ------------ ----------------- ----------
Mohammed G.
Abutaleb       65        $ 487,500     $ 162,500         $162,500      541,125

------------------------------------ ------------ ----------------- ------------
James C.
Crichton       30        $ 225,000      $ 75,000          $75,000      249,750


------------------------------------ ------------ ----------------- ------------
Jeffrey R.
Jacobson       40        $ 300,000     $ 100,000          $100,000     333,000


-------------------------------------------------- ------------------ ---------
David J
Megel          65        $ 487,500     $ 162,500          $162,500     541,125



Totals        200      $ 1,500,000     $ 500,000          $500,000    1,665,000

------------------------------------ ------------ ----------------- ----------



Additional Merger Consideration to be paid to Shareholders pro-rata their respective interests pursuant to Section 1.8(e) of the Merger Agreement.











                                    Exhibit B
                               CERTAIN DEFINITIONS


For purposes of the Agreement (including this Exhibit "B"):

Act.  "Act" means the Securities Act of 1933, as amended.

Accounts Receivables. "Accounts Receivables" shall have the meaning set forth in Section 2.4(d).

Affiliate. "Affiliate" of a Party is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Party.

Agreement. "Agreement" shall mean this Agreement and all Exhibits identified in Section 10.17 thereto.

Applicable Contract. "Applicable Contract" shall mean any Contract entered into by ICTI on or after October 1, 1997 or any Contract: (a) under which ICTI currently has or may acquire any rights; (b) under which ICTI currently has or may become subject to any obligation or liability; or (c) by which ICTI or any of the assets owned or used by it currently is or may become bound.

ARCOMS. "ARCOMS" shall have the meaning set forth in the Introduction located on Page 1 of the Agreement.

ARCOMS SEC Reports.  "ARCOMS SEC Reports" shall have the meaning set forth in
Section 4.5.

ARCOMS Threshold Amount. "ARCOMS Threshold Amount" shall have the meaning set forth in Section 7.4(b).

Best Efforts. "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

Breach. "Breach" - a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been: (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision; or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

California Law.  "California Law" shall have the meaning set forth in Section
 1.1.

Capitalized Personal Property. "Capitalized Personal Property" shall mean the Property reflected on Exhibit 8.3 of the ICTI
Disclosure Schedule.

Certificate of Merger. "Certificate of Merger" shall have the meaning set forth in Section 1.3.

Certificates.  "Certificates" shall have the meaning set forth in Section 1.10.

Closing and Closing Date. "Closing" and "Closing Date" shall have the meanings set forth in Section 1.1.

Code.  "Code" shall have the meaning set forth in Recital "E".

Commercially Reasonable Efforts. "Commercially Reasonable Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a material adverse change (in relation to the particular circumstances) in the benefits to such Person of this Agreement and the Contemplated Transactions.

Company Plan.  "Company Plan" shall have the meaning set forth in Section
2.11(a).

Consideration Shares. "Consideration Shares" shall have the meaning set forth in Section1.8(c).

Contemplated Transactions. "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement, including: (a) the sale of the ICTI Shares by Shareholders; (b) the execution, delivery, and performance of the Negotiable Promissory Note, the Non-Negotiable Promissory Notes, the Additional Merger Consideration, the Employment Agreements, and the Non-Competition Agreements; (c) Shareholders' receipt of the Consideration Shares; (d) the performance by the Parties of their respective covenants and obligations under this Agreement; (e) the Merger of ICTI with and into Merger Sub; and (f) the Options granted pursuant to the Stock Option Schedule.

Contract. "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

Copyrights "Copyrights" shall have the meaning set forth in Section 2.10(a)(iii)

Damages. "Damages" shall include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, interest, costs (including reasonable costs of investigation) or reasonable related third party expenses.

Definitions Schedule. "Definitions Schedule" shall have the meaning set forth in the Introduction located on Page 1 of the Agreement.

Effective Date.  "Effective Date" shall mean August 1, 1999.

Employment Agreements. "Employment Agreements" shall have the meaning set forth in Section 5.3.

Encumbrance. "Encumbrance" shall mean any charge, claim, community property interest (if any), condition, equitable interest, lien, mortgage, deed of trust, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended.

Exchange Act.  "Exchange Act" shall have the meaning set forth in Section 4.6.

GAAP.  "GAAP" shall have the meaning set forth in Section 2.4(b).

Governmental Authorization. Governmental Authorization shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

Hazardous Materials. "Hazardous Materials" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, as of the Closing Date, hazardous, radioactive, or toxic or a pollution or contaminant under or pursuant to any federal or state environmental law.

ICTI. "ICTI" shall have the meaning set forth in the Introduction located on Page 1 of the Agreement.

ICTI Audited Financials. "ICTI Audited Financials" shall have the meaning set forth in Section 2.4(a).

ICTI Disclosure Schedule. "ICTI Disclosure Schedule" shall have the meaning set forth in Section 2.

ICTI Financial Statements. "ICTI Financial Statements" shall have the meaning set forth in Section 2.4(a).

ICTI Interim Financials. "ICTI Interim Financials" shall have the meaning set forth in Section 2.4.

ICTI Products. "ICTI Products" shall mean all versions and implementations of any product which has been or is being marketed by ICTI or is under development as of the Effective Date and the Closing, and all Proprietary Assets related thereto.

ICTI's Business. "ICTI Business" shall mean the business that ICTI conducts as of the Effective Date of this Agreement.

ICTI Shares.  "ICTI Shares" shall have the meaning set forth in Recital A.

Indemnified Party.  "Indemnified Party" shall have the meaning set forth in
Section 7.9.

Indemnifying Party.  "Indemnifying Party" shall have the meaning set forth in
Section 7.8.

Indemnitees.  "Indemnitees" shall have the meaning as set forth in Section 7.8.

Indemnitor.  "Indemnitor" shall have the meaning set forth in Section 7.9.

Insurance Policies.  "Insurance Policies" shall have the meaning set forth in
Section 2.20(a)(i).

Inventory and Item of Inventory. "Inventory " and "Item of Inventory" shall have the meaning set forth in section 2.4(e).

IRS.  "IRS" shall mean the Internal Revenue Service.

Knowledge. "Knowledge" - An individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

Leases.  "Leases" shall have the meaning set forth in Section 2.8.

Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. Legal Requirement shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

Marks.  "Marks" shall have the meaning set forth in Section 2.10(a)(i).

Material. "Material" shall be construed, except as specifically otherwise provided, to qualify the matter or matters referred to as having a value in excess of Ten Thousand Dollars ($10,000). For example, a "Material Breach" would be a Breach resulting in Damages exceeding Ten Thousand Dollars ($10,000).

Material Adverse Change. "Material Adverse Change" shall mean a change which would have a Material Adverse Effect.

Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Parties, as applicable, if such violation or other matter would be material in impact or amount to such Party, as applicable, business, intellectual property rights or condition, or, taken as a whole, its assets, liabilities, operations, or financial performance. The definition of "Material" for purposes of this definition shall be construed as having a value in excess of Thirty Thousand Dollars ($30,000).

Material Applicable Contract. "Material Applicable Contract" shall have the meaning set forth in Section 2.13(a).

Merger.  "Merger" shall have the meaning set forth in Section 1.2.

Merger Consideration. "Merger Consideration" shall have the meaning as set forth in Section 1.8.

Merger Sub. "Merger Sub" shall have the meaning set forth in the Introduction located on Page 1 of the Agreement. As used in this Agreement, the terms "Merger Sub" and "Surviving Corporation" are synonymous.

Multi-Employer Plan.  "Multi-Employer Plan" shall have the meaning set forth in
Section 2.11(a).

Negotiable Promissory Notes. "Negotiable Promissory Notes" shall have the meaning in Section 1.8(b).

Non-Negotiable Promissory Notes. "Non-Negotiable Promissory Notes" shall have the meaning in Section 1.8(c).
Order. "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

Ordinary Course of Business. "Ordinary Course of Business" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

Organizational Documents. "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; and (b) any amendment to any of the foregoing.

Other Benefit Obligations. "Other Benefit Obligations" shall have the meaning set forth in Section 2.11(a).

Parties. "Parties" shall mean ARCOMS, ICTI, Merger Sub and Shareholders collectively and "Party" means any one of them.

Patents.  "Patents" shall have the meaning set forth in Section 2.10(a)(ii).

PBGC.  "PBGC" shall have the meaning set forth in Section 2.11(a).

Pension Plan."Pension Plan" shall have the meaning set forth in Section 2.11(a).

Person.  "Person" shall mean any individual, Entity or Governmental Body.

Premises.  "Premises" shall have the meaning set forth in Section 2.9.

Proceeding. "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

Proprietary Assets. "Proprietary Asset" shall mean: (a) any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (b) any right to use or exploit any of the foregoing.

Proprietary Rights Agreement. "Proprietary Rights Agreement" shall have the meaning set forth in Section 2.19(b).

Qualified Plan. "Qualified Plan" shall have the meaning set forth in Section 2.11(a).

Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants and other professional advisors.

Schedule of Surviving Corporations' Officers and Directors. "Schedule of Surviving Corporations' Officers and Directors" shall have the meaning set forth in Section 1.6.

SEC.  "SEC" shall have the meaning set forth in Section 4.5.

Shareholders. "Shareholders" shall mean Mohammed G. Abutaleb, David J. Megel, Jeffrey R. Jacobson and James C. Crichton, collectively. "Shareholder" means any one of these.

Shareholders Equity. "Shareholders Equity" shall mean the sum of Capital Stock, Additional Paid in Capital, Retained Earnings and Current Earnings.

Shareholders Schedule. "Shareholders Schedule" shall have the meaning set fort in the Introduction located on Page 1 of the Agreement.

Shareholders Threshold Amount. "Shareholders Threshold Amount" shall have the meaning set forth in Section 7.4(a).

Stock Option Agreement. "Stock Option Agreement" shall have the meaning set forth in Section 1.8(d).

Stock Option Plan.  "Stock Option Plan" shall have the meaning set forth in
Section 1.8(d).

Subsidiaries. "Subsidiaries" shall mean any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

Surviving Corporation. "Surviving Corporation" shall have the meaning set forth in Section 1.2.

Tax. "Tax" shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

Threatened. A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

Title IV Plans.  "Title IV Plans" shall have the meaning set forth in Section
 2.11(a).

Trade Secrets.  "Trade Secrets" shall have the meaning set forth in Section
 2.10(a)(iv).

Transaction Documents. "Transaction Documents" shall mean this Agreement (including the ICTI Disclosure Schedule delivered pursuant to Section 2 hereof including all exhibits and documents referred to therein) and the Merger Agreement, the Noncompetition Agreements and the Employment Agreements to be executed by the Shareholders.

                                    EXHIBIT D

           Schedule of Surviving Corporation's Officers and Directors

                                    Officers:

                    Name                                         Office
           Michael L. Silverman                                  President
           John O'Bryant                                         Treasurer
           John O'Bryant                                         Secretary


                         Director: Michael L. Silverman

                                    EXHIBIT F

                              STOCK OPTION SCHEDULE


                           Optionee                  Options

                               Employees
                               Crichton, James                  50,000
                               Abutaleb, Mohammed               50,000
                               Davis, Mark                      20,000
                               ELBakry, Hanan                    7,500
                               Howell, Penny                     7,500
                               Jacobson, Jeffrey                50,000
                               Jancso, James, Jr.               10,000
                               Kreft, Michael                   12,500
                               McAulliffe, Eugene               20,000
                               Megel, David                     50,000
                               Muth, Glenn                      17,500
                               Nau, Ronald                      25,000
                               Oliver, Robin                    10,000
                               Swanson, Scott                   17,500
                               Thomas, Warren                   17,500

                  Consultants
                               Homon, Ken                       10,000
                               Van Hook, Douglas                25,000

                               Total Options                   400,000